Exhibit 10.2


                          Subordinated Note and Warrant
                                Purchase Agreement


                          Dated as of December 22, 2009

                                by and among

                      CalAmp Corp., a Delaware corporation,

   the Domestic Subsidiaries of CalAmp Corp. from time to time party hereto,

                                  - and -

                   the Purchasers listed on Schedule I hereto.

                          Subordinated Note and Warrant
                                Purchase Agreement


     This SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated as of December 22, 2009 by and among CalAmp Corp., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the Domestic Subsidiaries of the Company from time to time party hereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule I hereto.

     WHEREAS, pursuant to this Agreement, the Company desires to sell and issue to the Purchasers listed on Schedule I hereto, and the Purchasers listed on Schedule I hereto desire to purchase from the Company, severally, and not jointly, Notes with an aggregate principal amount of up to Five Million and No/100ths Dollars ($5,000,000) and Warrants to purchase up to an aggregate of 500,000 shares of Common Stock;

     NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

   1.  DEFINITIONS; CERTAIN RULES OF CONSTRUCTION.

     Certain capitalized terms are used in this Agreement and in the other Credit Documents with the specific meanings defined below in this Section 1.

     "Affiliate" means, with respect to the Company (or any other specified Person), any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or such specified Person).

     "Agreement" means this Subordinated Note and Warrant Purchase Agreement.

     "Applicable Rate" means, at any date, the sum of: (a) the rate of twelve percent (12%) per annum plus (b) upon an Event of Default set forth in
Section 10.1.1. with respect to the payment of principal or interest, an additional two percent (2%) per annum until (1) such Event of Default is no longer continuing or (2) such Event of Default is deemed no longer to exist, in each case pursuant to Section 10.3.

     "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Durham, North Carolina are authorized or required by law or other governmental action to close.

     "Bankruptcy Code" means Title 11 of the United States Code.

     "Bankruptcy Default" means an Event of Default referred to in Section
10.1.8.

     "By-laws" means all written by-laws, rules, regulations and all other documents relating to the management, governance or internal regulation of any Person other than an individual, all as from time to time in effect.

     "CalAmp Products" means CalAmp Products, Inc., a Delaware corporation.

     "CCP" is defined in Section 17.7.

     "Change of Control" means (i) a transaction other than a bona fide equity financing or series of financings on terms and from investors reasonably acceptable to Senior Lender in which any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act but excluding any employee benefit plan of such person or its subsidiaries, and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan)), directly or indirectly, of 40% or more of all classes of stock then outstanding of the Company ordinarily entitled to vote in the election of directors, or (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board of directors, or whose nomination for election, was approved by a vote of two thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office.

     "Change of Control Notice" is defined in Section 4.2.

     "Change of Control Offer" is defined in Section 4.2.

     "Charter" means the articles of organization, certificate of incorporation, statute, constitution, joint venture agreement, partnership agreement, trust indenture, limited liability company agreement or other charter document of any Person other than an individual, each as from time to time in effect.

     "Closing" means each of the Initial Closing and the Second Closing.

     "Closing Date" means each of the Initial Closing Date and the Second Closing Date.

     "Code" means the federal Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock of the Company, par value $0.01 per share.

     "Company" means CalAmp Corp., a Delaware corporation.

     "Company Counsel" means Gibson, Dunn & Crutcher LLP.

     "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to
(i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

     "CRC" is defined in Section 17.7.

     "Credit Documents" means this Agreement, the Joinder Agreement, the Notes, the Guarantee Agreement and the Non-Guarantor Subordination Agreement, each as from time to time in effect, and any other present or future agreement or instrument from time to time entered into among the Company, any of its Subsidiaries or any other Obligor, on one hand, and the Purchasers, on the other hand, relating to, amending or modifying this Agreement or any other Credit Document referred to above or which is stated to be a Credit Document, each as from time to time in effect.

     "Credit Obligations" means all present and future liabilities, obligations and Indebtedness of the Company, any of its Subsidiaries or any other Obligor owing to any Purchaser under or in connection with this Agreement or any other Credit Document, including obligations in respect of principal, interest, amounts provided for in Section 11 and other fees, charges, indemnities and expenses from time to time owing hereunder or under any other Credit Document (all whether accruing before or after a Bankruptcy Default and regardless of whether allowed as a claim in bankruptcy or similar proceedings).

     "Dataradio" means Dataradio Corporation, a Delaware corporation.

     "Default" means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

     "Dispute" is defined in Section 17.7.

     "Domestic Subsidiary" means any Subsidiary that is not a Foreign
Subsidiary.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including the federal Occupational Health and Safety Act.

     "Event of Default" is defined in Section 10.1.

     "Exchange Act" means the federal Securities Exchange Act of 1934, as amended.

     "Final Maturity Date" means December 22, 2012.

     "Financial Officer" of the Company (or other specified Person) means its chief financial officer, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Purchasers by the secretary or other appropriate attesting officer of the Company (or such specified Person).

     "Foreign Subsidiary" means each Subsidiary that is organized under the laws of, and conducting its business primarily in a jurisdiction outside of, the United States of America and that is not domesticated or dually incorporated under the laws of the United States of America or the states thereof.

     "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

     "Guarantee Agreement" is defined in Section 6.1.5.

     "Guarantor" means each of Subsidiary of the Company party to, or which subsequently becomes party to, the Guarantee Agreement as a Guarantor.

     "Holder" means any Person holding a Note.

     "Indebtedness" means (a) all indebtedness created, assumed or incurred in any manner by the Company (or other specified Person) representing money borrowed (including by the issuance of debt securities, notes, bonds debentures or similar instruments), (b) all indebtedness for the deferred purchase price of property or services (other than trade payables due in the ordinary course of business and accrued obligations due in the course of business that are not overdue or are being contested in good faith, and deferred revenues (as reflected on the Company's balance sheet)), (c) the Credit Obligations, (d) obligations and liabilities of any Person secured by a Lien or claim on property owned by the Company (or other specified Person), even though the Company (or other specified Person) has not assumed or become liable therefor, (e) obligations and liabilities created or arising under any capital lease or conditional sales contract or other title retention agreement with respect to property used or acquired by the Company (or other specified Person), even though the rights and remedies of the lessor, seller or lender are limited to repossession, (f) all obligations of the Company (or other specified Person) on or with respect to letters of credit, bankers' acceptances and other similar extensions of credit whether or not representing obligations for borrowed money and (g) the amount of any Contingent Obligations.

     "Indemnified Party" is defined in Section 11.2.

     "Initial Closing" means the closing of the issuance of Notes and Warrants on the Initial Closing Date.

     "Initial Closing Date" means December 22, 2009 or such prior date agreed to by the Company and all Purchasers purchasing Notes at such closing with an aggregate principal amount (together with proceeds from the Company's sale of Common Stock on such date) of at least Six Million and No/100ths Dollars ($6,000,000).

     "Insolvency Proceeding" means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other state, federal or other bankruptcy or insolvency law, now or hereafter in effect, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, readjustment of debt, dissolution or liquidation, or other relief.

     "Intellectual Property" means all of the Obligors' right, title, and interest in and to the following: copyrights, trademarks and patents; any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now existing, created, acquired or held; any and all design rights which may be available to the Obligors now existing, created, acquired or held; all licenses or other rights to use any of the copyrights, patents or trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; and all amendments, renewals and extensions of any of the copyrights, trademarks or patents.

     "Investment" means any beneficial ownership interest in any Person (including stock, securities, partnership interest, limited liability company interest, or other interests), and any loan, advance or capital contribution to any Person, including the creation or capital contribution to a wholly-owned or partially-owned subsidiary.

     "Investment Bank" means B. Riley & Co., LLC, a Delaware limited liability company.

     "Joinder Agreement" means the Joinder Agreement substantially in the form of Exhibit 2.4.1 attached hereto.

     "Lien" means, with respect to the Company (or any other specified Person) any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "Material Adverse Change" means a material adverse effect on (i) the operations, business or financial condition of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to repay the Credit Obligations or otherwise perform its obligations under the Credit Documents, or (iii) the rights and remedies of the Purchasers under the Credit Documents.

     "Note" means each subordinated promissory note issued pursuant to this Agreement substantially in the form of Exhibit 2.1 attached hereto and each subordinated note delivered in substitution or exchange for any of such subordinated note, as applicable.

     "Obligor" means the Company and each Guarantor.

     "Paid in Full", "Pay in Full" and "Payment in Full" as to the Credit Obligations, means payment in full of all Credit Obligations, other than indemnity obligations as to which a claim has not yet been asserted by the Required Purchasers or notice of a claim has not yet been given to the Company.

     "Payment Date" means (a) the last Banking Day of each June and December, beginning on the first such date after the date hereof and (b) the Final Maturity Date.

     "Percentage Interest" means, with respect to any Purchaser, the ratio that the respective outstanding principal balance under the Notes held by such Purchaser bears to the total outstanding principal balance of the Notes held by all Purchasers.

     "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

     "Prior Credit Agreement" means the Credit Agreement dated May 26, 2006 by and among the Company, certain Subsidiaries of the Company, the lenders party thereto and the Bank of Montreal, as administrative agent (as such Credit Agreement has been amended, modified or restated from time to time).

     "Purchaser" means each Person listed as a purchaser on Schedule I hereto, each Person listed as a purchaser on Schedule II to the Joinder Agreement (if any), and such other Persons who may from time to time be a Holder.

     "Register" is defined in Section 12.1.

     "Registration Rights Agreement" is defined in Section 6.1.4.

     "Representative" is defined in Section 16.1.

     "Required Purchasers" means, with respect to any approval, consent, modification, waiver or other action to be taken by the Purchasers under the Credit Documents which require action by the Required Purchasers, such Purchasers as own at least a majority of the Percentage Interests; provided, however, that with respect to any matters referred to in the proviso to
Section 15.1, Required Purchasers means such Purchasers as own at least the respective portions of the Percentage Interests required by Section 15.1.

     "Second Closing" means the closing of the issuance of Notes and Warrants on the Second Closing Date.

     "Second Closing Date" means January 29, 2010 or such date prior to January 29, 2010 agreed to by the Company and Purchasers purchasing Notes at such closing with an aggregate principal amount of at least Five Hundred Thousand and No/100ths Dollars ($500,000).

     "Securities Act" means the federal Securities Act of 1933, as amended.

     "Senior Debt" means all present and future indebtedness, liabilities and obligations of the Company to the Senior Purchaser under the Senior Loan Agreement, and all interest hereunder, and all liabilities, guarantees and other obligations of the Company to the Senior Purchaser in connection therewith, whether existing or hereafter arising, including without limitation all liabilities and obligations of the Company relating to letters of credit issued by or at the request of the Senior Purchaser under the Senior Loan Agreement, and any interest accruing after the commencement of any Insolvency Proceeding with respect to the Company (whether or not such interest is recoverable from the Company or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations, up to a maximum amount for all of the foregoing of $16,000,000.

     "Senior Loan Agreement" means the Loan and Security Agreement dated as of the date hereof by and among the Senior Lender, the Company and each Domestic Subsidiary of the Company.

     "Senior Lender" means Square 1 Bank and any institutional lender which replaces Square 1 Bank under the Senior Loan Agreement.

     "Subordinated Debt" means the principal of, and interest on, the Notes (and all extensions and renewals thereof and replacements therefore), and all premiums, fees (excluding any fees payable to a trustee in connection with an Insolvency Proceeding and attorney fees), costs, expenses and all other sums now or hereafter due in connection with the foregoing. In the event of any financing of the Company by the Senior Lender during any Insolvency Proceeding, "Senior Debt" shall also include all indebtedness, liabilities and obligations incurred in any such proceeding.

     "Subsidiary" means, with respect to any Person, a Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

     "Superior Court" is defined in Section 17.7.

     "USA Patriot Act" means the federal Uniting and Strengthening of America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law 107-56, signed into law October 26, 2001).

     "Warrants" means each warrant to purchase Common Stock issued pursuant to this Agreement substantially in the form of Exhibit 2.2 attached hereto and each Warrant delivered in substitution or exchange for any of such Warrant, as applicable.

     "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

2.  PURCHASE AND SALE OF NOTES AND WARRANTS.

  2.1. Authorization of Notes. The Company has authorized the issuance and sale of Notes with an aggregate original principal amount of up to Five Million and No/100ths Dollars ($5,000,000). Each Note will be in substantially the form attached as Exhibit 2.1 hereto and will be subject to the terms and conditions contained herein and in such Note.

  2.2. Authorization of Warrants. The Company has authorized the issuance of Warrants to purchase an aggregate of up to 500,000 shares of Common Stock in connection with the issuance and sale of the Notes, with Warrants to purchase 1,000 shares of Common Stock issued in connection with every Ten Thousand and No/100ths Dollars ($10,000) in original principal amount of Notes issued (subject to adjustment in accordance with the terms of such Warrant). Each Warrant will be in substantially the form attached as Exhibit
2.2 hereto, will be subject to the terms and conditions contained herein and in such Warrant, and will have an exercise price equal to 120% of the closing price per share of Common Stock on NASDAQ for the 20 consecutive trading days prior to the Initial Closing Date.

  2.3.  Purchase and Sale at Initial Closing.

     2.3.1. Purchase and Sale. Subject to all the terms and conditions of this Agreement, and so long as no Default exists, on the Initial Closing Date, the Company shall issue and sell to the Purchasers set forth on
Schedule I hereto, and such Purchasers shall purchase from the Company, severally and not jointly, Notes with the principal balances set forth opposite such Purchasers' respective names on Schedule I hereto at a purchase price equal to 100% of the original principal balance of each Note. In connection with such issuance of Notes, the Company shall issue to such Purchasers, severally and not jointly, Warrants to purchase such number of shares of Common Stock set forth opposite such Purchasers' respective names on Schedule I hereto. The aggregate original principal amount of Notes issued by the Company on the Initial Closing Date (together with proceeds from the sale by the Company of shares of Common Stock on the Initial Closing
Date) shall be at least Six Million and No/100ths Dollars ($6,000,000).

     2.3.2. Location. The Initial Closing shall take place at the offices of the Company Counsel, 333 South Grand Avenue, Los Angeles, CA 90071.

     2.3.3. Deliveries. At the Initial Closing, the Company shall issue and deliver to each Purchaser listed on Schedule I hereto (a) one Note, payable to such Purchaser, in the original stated principal amount set forth opposite such Purchaser's name on such Schedule I and (b) one Warrant, registered in the name of such Purchaser, to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on such Schedule I. Such deliveries will be made against delivery to the Company by such Purchaser of a wire transfer in an amount equal to 100% of the original stated principal amount of the Note to be received by such Purchaser to the account listed on
Schedule 2.3.3 hereto.

  2.4.  Purchase and Sale at Second Closing.

     2.4.1. Purchase and Sale. In the event that the Company issues and sells Notes on the Initial Closing Date having an aggregate original stated principal amount of less than Five Million and No/100ths Dollars ($5,000,000), the Company may, in its discretion, elect to issue and sell to Purchasers additional Notes on the Second Closing Date, provided that the aggregate original principal amount of all Notes issued and sold under this Agreement may not exceed Five Million and No/100ths Dollars ($5,000,000). In the event the Company elects to issue and sell such additional Notes, it shall execute and deliver a Joinder Agreement with Purchasers in substantially the form attached as Exhibit 2.4.1 hereto.

       Subject to all the terms and conditions of this Agreement and the Joinder Agreement, and so long as no Default exists, on the Second Closing Date, the Company shall issue and sell to the Purchasers set forth on
Schedule II to the Joinder Agreement, and such Purchasers shall purchase from the Company, severally and not jointly, Notes with the principal balances set forth opposite such Purchasers' respective names on such Schedule II at a purchase price equal to 100% of the original principal balance of each Note. In connection with such issuance of Notes, the Company shall issue to such Purchasers, severally and not jointly, Warrants to purchase such number of shares of Common Stock set forth opposite such Purchasers' respective names on Schedule II to the Joinder Agreement.

     2.4.2. Location. The Second Closing shall take place at the offices of the Company Counsel, 333 South Grand Avenue, Los Angeles, CA 90071.

     2.4.3. Deliveries. At the Second Closing, the Company shall issue and deliver to each Purchaser listed on Schedule II to such Joinder Agreement (a) one Note, payable to such Purchaser, in the original stated principal amount set forth opposite such Purchaser's name on such Schedule II and (b) one Warrant, registered in the name of such Purchaser, to purchase the number of shares of Common Stock set forth opposite such Purchaser's name on such
Schedule II. Such deliveries will be made against delivery to the Company by such Purchaser of a wire transfer in an amount equal to 100% of the original stated principal amount of the Note to be received by such Purchaser. Following the Second Closing, Schedule II to the Joinder Agreement shall automatically become a schedule to this Agreement.

  2.5. Application of Proceeds. The Company shall apply the proceeds of the sale of the Notes toward repayment of all obligations under the Prior Credit Agreement, with any remainder used for working capital and all other lawful corporate purposes.

3.  INTEREST.

  3.1. Interest. All amounts outstanding under the Notes shall accrue and bear interest from the applicable Closing Date on which each such Note is issued at a rate per annum equal the Applicable Rate. The Company shall, on each Payment Date and on any stated or accelerated maturity of the Notes, pay the accrued and unpaid interest under the Notes.

  3.2. Computations of Interest. For purposes of this Agreement, interest shall be computed on the basis of a 365-day year for actual days elapsed. If any payment required by this Agreement becomes due on any day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

  3.3. Maximum Lawful Interest Rate. All Credit Documents are expressly limited so that in no event, including the acceleration of the maturity of the Credit Obligations, shall the amount paid or agreed to be paid in respect of interest on the Credit Obligations exceed the maximum permissible amount under applicable law. If for any reason the amount in respect of interest required by the Credit Documents exceeds such maximum permissible amount, the obligation to pay interest under the Credit Documents shall be automatically reduced to such maximum permissible amount.

4.  PAYMENT.

  4.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the amounts outstanding under the Notes pursuant to Section 10.2.2, the Company will pay to Purchasers an amount equal to the then outstanding principal balance of the Notes, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

  4.2. Mandatory Prepayments. Upon the occurrence of a Change of Control, the Company shall give each Holder prompt notice of such Change of Control (the "Change of Control Notice") describing in reasonable detail the nature of such Change of Control, and shall offer to each Holder the right to require the Company to repurchase all or any part of such Holder's Notes by paying to each Holder who so elects 102% of the outstanding principal amount thereof along with any and all accrued and unpaid interest with respect thereto and all other Credit Obligations then outstanding due to such Holder (such offer, the "Change of Control Offer"). Amounts payable pursuant to this Section 4.2 shall be paid on the date set forth in such Change of Control Notice, which date shall in no event be later than 15 Business Days following the effective date of such Change of Control (the "Change of Control Payment Date"). The obligation of the Company to repurchase Notes pursuant to the Change of Control Offer is subject to the subordination provisions of the Notes, but any failure to make such repurchase as a result of such subordination provisions shall in any event constitute an Event of Default hereunder.

     On a Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer and (ii) promptly thereafter wire transfer same day funds to the accounts designated by the validly tendering Holders in the amount required by the first paragraph of this Section 4.2, and the Company shall execute and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. The Company shall notify the Holders of the results of the Change of Control Offer on the Change of Control Payment Date.

  4.3. Voluntary Prepayments. From and after the one (1) year anniversary of the Initial Closing Date, the Company may prepay all or any portion of the amount outstanding under the Notes (in a minimum aggregate amount of $250,000 and an integral multiple with respect to each Note of $1,000, or such lesser amount as is then outstanding), without premium or penalty of any type. The Company shall give the Purchasers at least five (5) days prior notice of its intention to make a prepayment under this Section 4.3, specifying the date of payment and the total amount to be paid on such date. In connection with any prepayments under this Section 4.3, the Company shall pay to the Purchasers, together with the principal amount to be prepaid, all accrued and unpaid interest with respect thereto. Notice of prepayment having been given in accordance with this Section 4.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

  4.4. Payments for Purchasers. All payments of principal hereunder shall be made to Purchasers on a pari passu basis in accordance with the Purchasers' respective Percentage Interests in the Credit Obligations so repaid. In the event a Purchaser receives payments in excess of the amount required based on its Percentage Interest, then such Purchaser shall hold in trust all such excess payments for the benefit of the other Purchasers and shall pay such amounts held in trust to such other Purchasers upon demand by such other Purchasers.

  4.5. Place of Payment; No Set-off. All payments of the Credit Obligations, including principal and interest under the Notes, shall be made directly (a) by check duly mailed or delivered to each Purchaser at such Purchaser's address referred to in Schedule I hereto or Schedule II to the Joinder Agreement (as applicable) or to such other address as such Purchaser may request by written notice to the Company or (b) by wire transfer to an account as such Purchaser may request by written notice to the Company. All payments of the Credit Obligations, including principal and interest under the Notes, shall be made without set-off or counterclaim and free and clear of any deductions.

5.  SUBORDINATION.

  5.1. Subordination to Senior Debt. The Notes and the Credit Obligations thereunder shall be subordinate to the Senior Debt (subject to an aggregate maximum of $16,000,000 of such Senior Debt) in accordance with, and to the extent set forth in, the Notes.

  5.2. Refinancing of Senior Debt. In the event that the Company incurs Indebtedness to refinance and pay in full all principal, interest and other accrued and outstanding amounts under the Senior Debt, and so long as no Default exists, the Purchasers covenant and agree to reasonably cooperate in the execution of a subordination agreement with such new lender with respect to such new Indebtedness on similar terms as set forth in the Notes with respect to the Senior Debt; provided, however, that such new Indebtedness may not exceed $16,000,000 in the aggregate. Purchasers agree to be bound by the provisions of Section 3 of the Notes for the benefit of the Senior Lender and the provisions thereof are hereby incorporated herein by this reference.

6.  CONDITIONS TO CLOSING.

  6.1. Conditions on Initial Closing Date. The obligations of the Purchasers listed on Schedule I hereto to purchase the Notes pursuant to
Section 2.3 shall be subject to the satisfaction, on or before the Initial Closing Date, of the conditions set forth in this Section 6.1. If the conditions set forth in this Section 6.1 are not met on or prior to the Initial Closing Date, such Purchasers shall have no obligation to purchase the Notes hereunder.

     6.1.1. Agreement. The Company, the Guarantors and such Purchasers shall have duly authorized, executed and delivered this Agreement.

     6.1.2. Notes. The Company shall have duly authorized, executed and delivered a Note to each such Purchaser in the original stated principal amount set forth opposite such Purchaser's name on Schedule I.

     6.1.3. Warrants. The Company shall have duly authorized, executed and delivered a Warrant to each such Purchaser with respect to the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule I.

     6.1.4. Registration Rights Agreement. The Company and such Purchasers shall have duly authorized, executed and delivered a Registration Rights Agreement in substantially the form attached as Exhibit 6.1.4 hereto (the "Registration Rights Agreement").

     6.1.5.  Guarantee Agreement; Non-Guarantor Subordination Agreement.
Each of the Company, the Guarantors and such Purchasers shall have duly authorized, executed and delivered a Guarantee Agreement in substantially the form of Exhibit 6.1.5(a) (the "Guarantee Agreement"). Each of the Company, certain Foreign Subsidiaries and such Purchasers shall have duly authorized, executed and delivered a Non-Guarantor Subsidiary Subordination Agreement in substantially the form of Exhibit 6.1.5(b) (the "Non-Guarantor Subordination Agreement").

     6.1.6. Payment of Fees. The Company shall have paid to the Investment Bank the fees contemplated by the separate agreement among the Investment Bank and the Company dated on or prior to the date hereof, and all reasonable legal fees and costs of the Investment Bank in connection with the negotiation, preparation, execution and review of this Agreement and the other Credit Documents contemplated hereby.

     6.1.7. Senior Debt, etc. The Senior Loan Agreement shall be entered into and the Senior Debt issued on the Initial Closing Date in the form agreed prior to the date of this Agreement.

     6.1.8. Termination of Prior Credit Agreement. Contemporaneously with the Initial Closing, the Company and its Subsidiaries shall have paid in full all principal, interest and other accrued and outstanding amounts under the Prior Credit Agreement, all commitments to extend further credit under the Prior Credit Agreement shall have been terminated, all Liens securing amounts owing under the Prior Credit Agreement shall have been released and the Prior Credit Agreement shall have become terminated and of no further force or effect (except for indemnity provisions that by their terms survive the termination of the Prior Credit Agreement or except for letters of credit issued under the Prior Credit Agreement permitted under the terms of Section
7.3 hereof to be outstanding after the Initial Closing Date).

     6.1.9. Officer's Certificate. The representations and warranties contained in Section 8 shall be true and correct on and as of such Initial Closing Date in all material respects with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Initial Closing Date prior to or immediately after giving effect to the Initial Closing; no Material Adverse Change shall have occurred since February 28, 2009; and the Company shall have furnished to such Purchasers a certificate to these effects signed by a Financial Officer.

     6.1.10. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Required Purchasers, and the Purchasers shall have received copies of all documents, including certified copies of the Charter and By-laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers, which the Required Purchasers may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

  6.2. Conditions on Second Closing Date. The obligations of the Purchasers listed on Schedule II to the Joinder Agreement to purchase the Notes pursuant to Section 2.4 shall be subject to the satisfaction, on or before the Second Closing Date, of the conditions set forth in this Section 6.2. If the conditions set forth in this Section 6.2 are not met on or prior to the Second Closing Date, such Purchasers shall have no obligation to purchase the Notes hereunder.

     6.2.1. Initial Closing; Joinder Agreement. The Initial Closing shall have occurred and the conditions set forth in Sections 6.1.1, 6.1.4, 6.1.5,
6.1.7 and 6.1.8 shall remain satisfied. The Company, the Guarantors and the Purchasers listed on Schedule II to the Joinder Agreement shall have duly authorized, executed and delivered the Joinder Agreement.

     6.2.2. Notes. The Company shall have duly authorized, executed and delivered a Note to each such Purchaser in the original principal amount set forth opposite such Purchaser's name on Schedule II to the Joinder Agreement.

     6.2.3. Warrants. The Company shall have duly authorized, executed and delivered a Warrant to each such Purchaser with respect to the number of shares of Common Stock set forth opposite such Purchaser's name on Schedule II to the Joinder Agreement.

     6.2.4. Payment of Fees. The Company shall have paid to the Investment Bank the fees contemplated by the separate agreement among the Investment Bank and the Company dated on or prior to the date hereof, and all reasonable legal fees and costs of the Investment Bank in connection with the negotiation, preparation, execution and review of this Agreement and the other Credit Documents contemplated hereby.

     6.2.5. Officer's Certificate. The representations and warranties contained in Section 8 shall be true and correct on and as of such Second Closing Date in all material respects with the same force and effect as though made on and as of such date (except as to any representation or warranty which refers to a specific earlier date); no Default shall exist on such Second Closing Date prior to or immediately after giving effect to the Second Closing; no Material Adverse Change shall have occurred since February 28, 2009; and the Company shall have furnished to such Purchasers a certificate to these effects signed by a Financial Officer.

     6.2.6. General. All legal and corporate proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to a majority in interest of the Purchasers purchasing such Notes at the Second Closing, and such Purchasers shall have received copies of all documents, including certified copies of the Charter and By-laws of the Company and the other Obligors, records of corporate proceedings, certificates as to signatures and incumbency of officers, which such Purchasers may have reasonably requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

7.  GENERAL COVENANTS.

     Each of the Company and the Guarantors covenants that, until all of the Credit Obligations shall have been Paid in Full, the Company and the Guarantors will comply with the following provisions:

  7.1.  Conduct of Business, etc.

     7.1.1. Compliance with Legal Requirements. The Obligors shall comply, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to the Obligors, including, but not limited to, those relating to the Obligors' ownership of real or personal property, the conduct and licensing of the Obligors' business, and all Environmental Laws, except for any inadvertent failure to comply with any such laws or regulations, which failure would not be reasonably expected to subject the Obligors to claims of more than $200,000 in the aggregate for all such claims at any one time.

  7.2.  Reports; Notices.

     7.2.1. SEC Reports. The Company shall promptly furnish to the Purchasers such registration statements, proxy statements and reports, including Forms S-1, S-2, S-3, S-4, 10-K, 10-Q and 8-K, as may be filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission.

     7.2.2. Other Information. From time to time at reasonable intervals upon request of any authorized officer of any Purchaser, and subject to the provisions of Section 13 hereof, each of the Obligors shall furnish to such Purchaser such other information regarding the business, assets, financial condition, income or prospects of the Obligors as such officer may reasonably request, including copies of all tax returns, licenses, agreements, leases and instruments to which any of the Company or its Subsidiaries is party.
The Representative shall have the right during normal business hours upon reasonable notice and at reasonable intervals to examine the books and records of the Obligors, to make copies and notes therefrom for the purpose of ascertaining compliance with or obtaining enforcement of this Agreement or any other Credit Document; provided that so long as no Event of Default has occurred and is continuing, the Representative shall be limited to two visits per fiscal year of the Company.

     7.2.3. Notices. The Company shall promptly furnish to each Purchaser a copy of any notice to the Purchasers or the Representative that the Company receives from the Senior Lender pursuant to Section 3 of the Notes.

  7.3. Indebtedness. Neither the Company nor any Obligor shall create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

     7.3.1  Indebtedness in respect of the Credit Obligations.

     7.3.2 The Senior Debt (together with any extensions, refinancings, modifications, and amendments and restatements thereof, provided that the terms of any such extensions, refinancings, modifications, and amendments and restatements are not (taken as a whole) modified to impose more burdensome terms upon any Obligor); provided, further that the maximum amount of such Indebtedness may not exceed $16,000,000 in the aggregate at any time outstanding.

     7.3.3. Indebtedness existing on the date hereof in a total principal amount not in excess of $200,000 at any time outstanding;

     7.3.4. Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

     7.3.5. capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate principal amount not in excess of $1,500,000 at any time outstanding;

     7.3.6. Indebtedness which may be deemed to exist pursuant to any guaranties, surety bonds or similar obligations (and any letters of credit supporting the same) incurred in the ordinary course of business in an aggregate amount not in excess of $750,000 at any time outstanding;

     7.3.7. Indebtedness consisting of Investments permitted by the terms of the Senior Debt;

     7.3.8. letters of credit with an aggregate face amount not to exceed $1,950,000 at any one time outstanding.

     7.3.9 guaranties by an Obligor of any other item of Indebtedness permitted to be incurred under this Section 7.3 by another Obligor.

     7.3.10. extensions, refinancings, modifications, amendments and restatements of any items of Indebtedness permitted by Section 7.3.3, 7.3.5, 7.3.6, 7.3.7, 7.3.8, 7.3.9 and 7.3.12, provided that the principal amount thereof is not increased and the terms thereof are not (taken as a whole) modified to impose more burdensome terms upon the Obligors.

     7.3.11. Indebtedness owed by the Company to California Amplifier SARL, of which approximately $3,430,000 is outstanding on the Initial Closing Date; provided, however, that the maximum amount of such Indebtedness may not exceed $3,800,000 in the aggregate at any time outstanding; and provided, further, that such Indebtedness shall at all times be subordinate to the Credit Obligations pursuant to the Non-Guarantor Subordination Agreement.

     7.3.12. other unsecured Indebtedness in addition to the foregoing; provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000.

     7.3.13. additional Indebtedness consented to in writing by Senior Lender; provided, however, that the aggregate amount of such Indebtedness, together with the Indebtedness incurred under Section 7.3.2, may not exceed $16,000,000 in the aggregate at any time outstanding.

  7.4 Liens. Neither the Company nor any of its Subsidiaries shall create, incur or enter into, or suffer to be created or incurred or to exist, any Lien on the its property or assets (or become contractually committed to do so), except the following:

     7.4.1.  Liens that secure Indebtedness incurred under Section 7.3.2.

     7.4.2.  Liens that secure Indebtedness incurred under Section 7.3.5.

     7.4.3. Liens for taxes (a) not yet payable, or (b) which the Company has inadvertently failed to pay or is contesting in good faith, in an amount not in excess of $250,000 in the aggregate at any one time.

     7.4.4. Additional security interests which are consented to in writing by Senior Lender; provided, however, that the aggregate amount of the Indebtedness secured by liens under the forgoing provision, together with the Indebtedness incurred under Section 7.3.2, may not exceed $16,000,000 in the aggregate at any time outstanding.

     7.4.5. Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default.

     7.4.6. Security interests being terminated substantially concurrently with this Agreement.

     7.4.7. Liens incurred on deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance, social security and other like laws or to secure the performance of statutory obligations, in an aggregate amount not exceeding $200,000 at any time.

     7.4.8. Liens of mechanics, materialmen, workers, repairmen, fillers and common carriers arising by operation of law for amounts that are not yet due and payable or which are being contested in good faith by the Company by appropriate proceedings, in an aggregate amount not exceeding $200,000 at any time.

     7.4.9. Deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, surety and appeal bonds and other obligations of a like nature arising in the ordinary course of business, in an aggregate amount not exceeding $1,000,000 at any time.

     7.4.10. Non-exclusive licenses of intellectual property granted to third parties in the ordinary course of business.

     7.4.11. Liens in favor of other financial institutions arising in connection with the deposit and/or securities accounts of the Obligor's held at such institutions, as long as such Liens are limited to securing the regular charges relating to such accounts.

     7.4.12. Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, in an aggregate amount not exceeding $200,000 at any time.

     7.4.13. Liens consisting of a pledge of cash in a total amount not in excess of $1,950,000 in favor of the issuer of letters of credit, to secure the Obligors' reimbursement obligations to such issuers.

  7.5. Asset Transfers; Mergers. Neither the Company nor any other Obligor shall do any of the following:

     7.5.1. Sell or transfer any collateral pledged to the Senior Debt, except for (A) the sale of finished inventory in the ordinary course of the Company's business, (B) the sale of obsolete or unneeded equipment in the ordinary course of business, (C) non-exclusive licenses of intellectual property in the ordinary course of business, (D) Liens permitted by Section
7.4 and Investments permitted by the terms of the Senior Debt and (E) a sale permitted by Section 7.5.3.

     7.5.2. Merge or consolidate with another Person, except that any Subsidiary may merge into the Company or a Guarantor so long as the Company or such Guarantor is the surviving corporation in the merger.

     7.5.3. So long as immediately before and after giving effect thereto no Default exists and is continuing, the Obligors may sell during any fiscal year for fair value (consisting of at least 50% cash) assets, including without limitation stock of any Guarantor held by the Company, valued at not more than $750,000.


  7.6. Pension, Profit Sharing and Deferred Compensation Plans. The Obligors will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present and future pension, profit sharing or deferred compensation plan which could reasonably be expected to result in any liability of the Obligors, including any liability to Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS.

In order to induce the Purchasers to purchase the Notes hereunder, each of the Company and the Guarantors jointly and severally represents and warrants as follows:

  8.1.  Organization and Business.

     8.1.1. Each of the Obligors is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of the Obligors is qualified and licensed to do business in all jurisdictions in which any failure to do so would reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance by the Obligors of the Credit Documents (i) have been duly and validly authorized, (ii) are not subject to any consents, other than consents the failure of which to obtain would not be reasonably expected to result in a Material Adverse Change, (iii) are enforceable against the Obligors party to such Credit Documents in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (iv) do not violate the articles or certificate of incorporation of any Obligor, or the by-laws of any Obligor, (v) do not violate, in any material respect, any law or any material agreement or instrument, which is binding upon any Obligor or its property, and (vi) do not constitute grounds for acceleration of any Indebtedness or obligations in excess of $100,000 in the aggregate, under any agreement or instrument which is binding upon any Obligor or its property. The address of the Company's principal executive office is listed in the first paragraph of this Agreement. The only Domestic Subsidiaries of the Company are CalAmp Products and Dataradio.

  8.2. Title to Assets. The Obligors are now the sole owner of all the collateral pledged to secure the Senior Debt, except for items of equipment which are leased to an Obligor, and except for non-exclusive licenses granted by an Obligor to its customers in the ordinary course of business, and possible claims which may be asserted in litigation involving a claim of less then $400,000. Such collateral now is free and clear of any and all Liens and adverse claims, except for Liens permitted by Section 7.4.

  8.3. Operations in Conformity With Law, etc. Each Obligor has, to the best of its knowledge, complied, in all material respects, with all provisions of all foreign, federal, state and local laws and regulations applicable to such Obligor, including, but not limited to, those relating to such Obligor's ownership of real or personal property, the conduct and licensing of such Obligor's business, and all environmental matters, except for any inadvertent failure to comply with any such laws or regulations, which failure would not be reasonably expected to subject all Obligors to claims of more than $100,000 in the aggregate for all such claims at any one time. Each Obligor has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Obligor's business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Change.

  8.4. Litigation. Except as separately disclosed to the Holders prior to the date hereof, there is no claim, suit, litigation, proceeding or investigation pending or, to the knowledge of the Obligors, threatened against or affecting the Obligors in any court or before any governmental agency (or any basis therefor known to the Obligors) involving any claim against an Obligor of more than $400,000.

  8.5. Licenses, etc. The Obligors are the sole owners of the Intellectual Property, except for (i) non-exclusive licenses granted by an Obligor to its customers in the ordinary course of business, and (ii) possible claims which may be asserted in litigation involving a claim of less than $400,000. To the best of the Obligors' knowledge, each of the their copyrights, trademarks and patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to an Obligor that any part of the Intellectual Property violates the rights of any third party, in each case except to the extent such claim would not reasonably be expected to cause a Material Adverse Change.

  8.6. Tax Returns. The Obligors have timely filed all required tax returns and reports, and the Obligors have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by the Obligors (except for tax returns and reports which an Obligor has inadvertently failed to file when due and except for taxes which an Obligor has inadvertently failed to pay, in all cases involving an amount not in excess of $200,000 in the aggregate at any one time). The Obligors are unaware of any claims or adjustments proposed for any of the Obligors' prior tax years which could result in additional taxes becoming due and payable by the Obligors (except for claims involving less than $200,000 in the aggregate at any one time). The Obligors have paid all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and the Obligors have not withdrawn from participation in, permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Obligors, including any liability to Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

9.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

In order to induce the Company to sell the Notes and issue the Warrants hereunder, each of the Purchasers, severally and not jointly, represents and warrants with respect to such Purchaser as follows:

  9.1. Organization and Business. Such Purchaser is a duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, with all power and authority, corporate or otherwise, necessary to enter into and perform this Agreement and each other Credit Document to which it is party.

  9.2. Authorization and Enforceability. Such Purchaser has taken all corporate or other action required to execute, deliver and perform this Agreement and each other Credit Document to which it is party. Each of this Agreement and each other Credit Document constitutes the legal, valid and binding obligation of such Purchaser party thereto and is enforceable against such Purchaser in accordance with its terms. The execution, delivery and performance by such Purchaser of this Agreement and each Credit Document such Purchaser is a party to do not violate (i) the articles or certificate of incorporation or other organizational document of such Purchaser, and (ii) in any material respect, any law which is binding upon such Purchaser.

  9.3. Investment Representations. Such Purchaser understands that the Notes and Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser's representations contained in this Agreement. Such Purchaser confirms that it has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes and Warrants to be purchased by it under this Agreement. Such Purchaser further confirms that it has had an opportunity to ask questions and receive answers from the Company regarding the Company and its Subsidiaries' business, management and financial affairs, the terms and conditions of the offering and the Notes and Warrants, and to obtain additional information necessary to verify any information furnished to such Purchaser or to which such Purchaser had access. Such Purchaser has entered into this Agreement and each Credit Document that such Purchaser is party to without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company or its Subsidiaries, except as expressly set forth in this Agreement or in such Credit Document.

  9.4. Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and its Subsidiaries so that it is capable of evaluating the merits and risks of its investment in the Company and its Subsidiaries and has the capacity to protect its own interests. Such Purchaser acknowledges that the Notes, the Warrants and the Warrant Shares issuable upon execution of the Warrants have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction, and that such Notes, Warrants and Warrant Shares issuable upon execution of the Warrants may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Securities Act, except pursuant to a valid exemption from such registration. Such Purchaser is familiar with the provisions of Rule 144 promulgated under the Securities Act and understands that in the event all of the applicable requirements of Rule 144 are not satisfied, including without limitation the Company staying current in its filings under the Exchange Act, registration under the Securities Act or some other exemption from the registration requirements of the Securities Act will be required in order to dispose of the Warrant Shares, and that such Purchaser may be required to hold the Notes, the Warrants and the Warrant Shares issuable upon exercise of the for a significant period of time prior to reselling them.

  9.5. Acquisition for Own Account. Such Purchaser is acquiring the Notes and Warrants for such Purchaser's own account for investment only, and not with a view towards or for resale in connection with their distribution in violation of the Securities Act.

  9.6. Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management's, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Notes and Warrants and to protect its own interests in connection with the transactions contemplated in this Agreement. Such Purchaser is aware of no publication or any advertisement in connection with the transactions contemplated in the Agreement. Such Purchaser has obtained counsel and advice from its own legal, tax, and other advisers in connection with the transactions contemplated by this Agreement and the other Credit Documents and is not relying on any such counsel or advice from Company Counsel, the Investment Bank's counsel, the Company, the Investment Bank or any of its or their representatives.

  9.7. Accredited Investor. Such Purchaser represents that it is an "accredited investor" within the meaning of Rule 501(a) (Regulation D) under the Securities Act.

10.  DEFAULTS.

  10.1. Events of Default. The following events are referred to as "Events of Default":

     10.1.1. Payment. The Company shall fail to make any payment in respect of: (a) interest or any fee on or in respect of any of the Credit Obligations owed by it as the same shall become due and payable, and such failure shall continue for a period of three Banking Days or (b) principal of any of the Credit Obligations owed by it as the same shall become due, whether at maturity or by acceleration or otherwise.

     10.1.2. Other Covenants. The Company, any of its Subsidiaries or any other Obligor shall fail to perform or observe any other covenant, agreement or provision to be performed or observed by it under this Agreement or any other Credit Document, and such failure shall not be rectified or cured to the written satisfaction of the Required Purchasers within 30 days after the earlier of (a) notice thereof by the Required Purchasers to the Company or
(b) a Financial Officer shall have actual knowledge thereof.

     10.1.3. Representations and Warranties. Any representation or warranty of or with respect to the Company, any of its Subsidiaries or any other Obligor made to the Purchasers in, pursuant to or in connection with this Agreement or any other Credit Document shall be false in any material respect on the date as of which it was made.

     10.1.4.  Material Financing Debt Cross Default, etc.

       (a) Any default or event of default occurs under the Indebtedness permitted under Section 7.3.2, including without limitation a failure to make payments when due under the Senior Debt, which is not cured within any applicable cure period or waived in writing by the holder of such Indebtedness;

       (b) Any default or event of default occurs under any Indebtedness or obligation secured by a Lien permitted by Section 7.4 (where the amount of such Indebtedness or obligation exceeds $100,000), which is not cured within any applicable cure period or waived in writing by the holder of such Lien; and

       (c) Any Obligor breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change.

     10.1.5. Ownership. The Company shall cease to own, directly or indirectly, all the capital stock of any Guarantor that is a Subsidiary other than as permitted by the terms hereof.

     10.1.6. Enforceability, etc. Revocation or termination of, or limitation or denial of liability under, any Credit Document by any Obligor or any attempt to do any of the foregoing.

     10.1.7. Judgments. A final judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least $500,000 shall be rendered against any Obligor, and the same remain unsatisfied and unstayed for a period of 30 days or more.

     10.1.8.  Bankruptcy, etc.

       (a) Dissolution, termination of existence, suspension of business for more than thirty days, or insolvency of any Obligor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any Insolvency Proceeding by any Obligor (except as permitted by Section 7.5.2 hereof);

       (b) The commencement of any Insolvency Proceeding against any Obligor, which is not cured by the dismissal thereof within 60 days after the date commenced; or

       (c) Any Obligor shall generally not pay its debts as they become due, or any Obligor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which would be reasonably likely to be fraudulent under any bankruptcy, fraudulent conveyance or similar law.

  10.2. Certain Actions Following an Event of Default. If any one or more Events of Default shall occur and be continuing, then in each and every such case, subject to the subordination provisions set forth in the Note:

       10.2.1. Specific Performance; Exercise of Rights. The Required Purchasers may proceed to protect and enforce the Purchasers' rights by suit in equity, action at law and/or other appropriate proceeding, either for specific performance of any covenant or condition contained in this Agreement or any other Credit Document or in any instrument or assignment delivered to the Purchasers pursuant to this Agreement or any other Credit Document, or in aid of the exercise of any power granted in this Agreement or any other Credit Document or any such instrument or assignment.

       10.2.2. Acceleration. The Required Purchasers may by notice in writing to the Company declare all or any part of the unpaid balance of the Credit Obligations then outstanding to be immediately due and payable; provided, however, that if a Bankruptcy Default shall have occurred, the unpaid balance of the Credit Obligations shall automatically become immediately due and payable.

       10.2.3. Enforcement of Payment; Setoff. The Required Purchasers may proceed to enforce payment of the Credit Obligations in such manner as it may elect. The Purchasers may offset and apply toward the payment of the Credit Obligations (and/or toward the curing of any Event of Default) any Indebtedness from the Purchasers to the respective Obligors, regardless of the adequacy of any security for the Credit Obligations. The Purchasers shall have no duty to determine the adequacy of any such security in connection with any such offset.

       10.2.4. Cumulative Remedies. To the extent not prohibited by applicable law which cannot be waived, all of the Purchasers' rights hereunder and under each other Credit Document shall be cumulative.

  10.3. Annulment of Defaults. Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Credit Documents until the Required Purchasers shall have waived such Event of Default in writing or entered into an amendment to this Agreement which by its express terms cures such Event of Default, or until such Event of Default has been cured and the Company has sent to the Holders an Officer's Certificate describing such Event of Default, specifying the cure for such Event of Default and certifying that such Event of Default has been cured, in each case at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by the Purchasers shall extend to or affect any subsequent Event of Default or impair any rights of the Purchasers upon the occurrence thereof. The making of any extension of credit during the existence of any Default or Event of Default shall not constitute a waiver thereof.

  10.4. Waivers. To the extent that such waiver is not prohibited by the provisions of applicable law that cannot be waived, each of the Company and the other Obligors waives:

     (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by this Agreement or any other Credit Document), protests, notices of protest and notices of dishonor;

     (b) any requirement of diligence or promptness on the part of any Purchaser in the enforcement of its rights under this Agreement or any other Credit Document;

     (c) any right it may have to claim or recover from any Purchaser any special, exemplary, punitive or consequential damages;

     (d) any and all notices of every kind and description which may be required to be given by any statute or rule of law; and

     (e) any defense (other than indefeasible payment in full) which it may now or hereafter have with respect to its liability under this Agreement or any other Credit Document or with respect to the Credit Obligations.

11.  EXPENSES; INDEMNITY.

  11.1. Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Company will pay:

     (a) all reasonable legal fees and costs of the Investment Bank in connection with the negotiation, preparation, execution and review of this Agreement and the other Credit Documents contemplated hereby;

     (b) all recording and filing fees and transfer and documentary stamp and similar taxes at any time payable in respect of this Agreement, any other Credit Document or the incurrence of the Credit Obligations; and

     (c) all other reasonable expenses incurred by the Investment Bank or the Holders in connection with the enforcement of any rights hereunder or under any other Credit Document or any work-out negotiations relating to the Credit Obligations, including costs of collection and reasonable attorneys' fees (including a reasonable allowance for the hourly cost of attorneys employed by the Holders on a salaried basis) and expenses.

  11.2. General Indemnity. The Company shall indemnify the Purchasers and hold them harmless from any liability, loss or damage resulting from the violation by the Company of Section 2.5. In addition, the Company shall indemnify each Purchaser, the Investment Bank, each of the Purchasers' or the Investment Bank's directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates (each Purchaser, the Investment Bank and each of such directors, officers, employees, agents, attorneys, accountants, consultants and Affiliates is referred to as an "Indemnified Party") and hold each of them harmless from and against any and all claims, damages, liabilities and reasonable expenses (including reasonable fees and disbursements of counsel with whom any Indemnified Party may consult in connection therewith and all reasonable expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party in connection with (a) the Indemnified Party's compliance with or contest of any subpoena or other process issued against it in any proceeding involving the Company or any of its Subsidiaries or their Affiliates, (b) any litigation or investigation involving the Company, any of its Subsidiaries or their Affiliates, or any officer, director or employee thereof, or (c) this Agreement, any other Credit Document or any transaction contemplated hereby or thereby; provided, however, that the foregoing indemnity shall not apply to any Indemnified Party to the extent such claims, damages, liabilities and expenses are determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's own gross negligence or willful misconduct. THE BORROWER EXPRESSLY ACKNOWLEDGES THAT IT MAY BE REQUIRED TO INDEMNIFY PERSONS AGAINST THEIR OWN NEGLIGENCE.

12.  SUCCESSORS AND ASSIGNS; PURCHASER TRANSFERS.

     Any reference in this Agreement or any other Credit Document to any of the parties hereto or thereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors or the Purchasers that are contained in this Agreement or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Agreement or any other Credit Document, (b) the Purchasers shall be entitled to transfer, assign or exchange their Note or Notes subject to, and in accordance with, this Section 12 (including compliance with the restrictions set forth in the Securities Act and the Exchange Act) and (c) there shall be no restriction other than pursuant to the Securities Act or the Exchange Act (or as otherwise set forth in the Warrants) on the transfer or assignment by the Purchasers of the Warrants or the Warrant Shares. Subject to the provisions this Section 12, the Company may treat the person in whose name a Note is registered as the owner and Holder of such Note for the purpose of receiving payment of principal and interest on such Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

  12.1. Register. The Company shall maintain a register (the "Register") for the recordation of (a) the names and addresses of the Purchasers, (b) the Percentage Interest of each Purchaser, (c) the amount owing to each Purchaser from time to time and (d) the particulars of all transfers, exchanges or replacements of the Notes. No transfer of a Note will be valid unless made on such Register for the Holder, upon surrender therefor for exchange as hereinafter provided, accompanied by an instrument in writing, in form and execution reasonably satisfactory to the Company. Each Note issued hereunder, whether originally or upon transfer, exchange or replacement of a Note or Notes, will be registered on the date of execution thereof by the Company and will be dated the date to which interest has been paid on such Notes or Note. The registered Holder of a Note will be that person in whose name the Note has been so registered by the Company. A registered Holder will be deemed the owner of a Note (and a Purchaser with respect thereto) for all purposes of this Agreement and, subject to the provisions hereof, will be entitled to the principal and interest evidenced by such Note free from all equities or rights of setoff or counterclaim between the Company and the transferor of such registered Holder or any previous registered Holder of such Note. The Register shall be available for inspection by any Purchaser at any reasonable time and from time to time upon reasonable prior notice.

  12.2. Transfer and Exchange of Notes. The registered Holder of any Note may, prior to maturity or prepayment thereof and in accordance with the terms hereof and in the Note, surrender such Note or Notes at the principal office of the Company for transfer or exchange; provided, however, that the registered Holder of any Note or Notes will not transfer any such Note without providing notice to the Company; and provided, further, that any such transfer shall to the reasonable satisfaction of the Company be in compliance with the restrictions on transfer set forth in the Securities Act and the Exchange Act. Subject to compliance with the immediately preceding sentence, within ten (10) Banking Days after notice to the Company from a registered Holder of its intention to make such transfer or exchange and without expense (other than transfer taxes, if any) to such registered Holder, the Company will issue in exchange therefor another Note or Notes, in such denominations as requested by the registered Holder, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered and having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each new Note will be made payable to such person or persons, or registered assigns, as the registered Holder of such surrendered Note or Notes may designate, and such transfer or exchange will be made in such a manner that no gain or loss of principal or interest will result therefrom. From and after the date of such transfer or exchange, (a) the new registered Holder of such Note or Notes shall have the rights and obligations of a Purchaser hereunder to the extent of such transfer or exchange and (b) the transferring or exchanging Holder shall, to the extent of such transfer or exchange, be released from its obligations under this Agreement.

  12.3. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, upon delivery of an indemnity bond or other agreement or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Note, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note; provided, however, if any Note of which a Purchaser whose name is set forth in Schedule I hereto or Schedule II to the Joinder Agreement is lost, stolen or destroyed, the affidavit of the President, Treasurer or any Assistant Treasurer or any other authorized representative of such Purchaser setting forth the circumstances with respect to such loss, theft or destruction will be accepted as satisfactory evidence thereof, and no indemnification bond or other security will be required as a condition to the execution and delivery by the Company of a new Note in replacement of such lost, stolen or destroyed Note other than such Purchaser's written agreement to indemnify the Company.

  12.4. Further Assurances. The Company and its Subsidiaries shall sign such documents and take such other actions from time to time reasonably requested by a registered Holder receiving a Note under this Section 12 to enable it to share in the benefits of the rights created by the Credit Documents.

13.  CONFIDENTIALITY.

     Each Purchaser will maintain the confidential nature of all non-public information furnished to it by the Company or any of its Subsidiaries in accordance with such Purchaser's customary procedures for maintaining the confidential nature of information of this nature and in compliance with Regulation FD under the Securities Act; provided, however, that such information may be disclosed (subject to compliance with such Regulation FD):

     (a) to any other Purchaser and to any parent or corporate Affiliate of such Purchaser or any other Purchaser;

     (b) pursuant to any statutory or regulatory requirement or any court order, subpoena or other legal process and to any regulatory authority, including state and federal bank and insurance regulators and the National Association of Insurance Commissioners;

     (c) to its independent counsel, auditors and other professional advisors with an instruction to such Persons to keep such information confidential;

     (d) in connection with the enforcement of this Agreement or any other Credit Document or any litigation or other proceeding relating to this Agreement or any other Credit Document; and

     (e)  with the prior written consent of the Company, to any other Person.

     Notwithstanding the foregoing, except as reasonably necessary to comply with applicable securities laws, the Purchasers (and each employee, representative, agent or advisor of the Agent or the Purchasers) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of this transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the Purchasers relating to such tax treatment and tax structure.

14.  NOTICES.

     Except as otherwise specified in this Agreement or any other Credit Document, any notice required to be given pursuant to this Agreement or any other Credit Document shall be given in writing. Any notice, consent, approval, demand or other communication in connection with this Agreement or any other Credit Document shall be deemed to be given if given in writing (including by telecopy) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, unless actual receipt of the notice is required by any Credit Document five days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

     If to the Company or any of its Subsidiaries, to it at its address set forth in the first paragraph hereof, to the attention of the chief financial officer.

     If to any Purchaser, to it at its address set forth on Schedule I hereto, Schedule II to the Joinder Agreement, or in the Register, as applicable.

15.  AMENDMENTS, CONSENTS, WAIVERS, ETC.

  15.1. Purchaser Consents for Amendments. Except as otherwise set forth herein, the Required Purchasers may take or refrain from taking any action under this Agreement or any other Credit Document, including giving its written consent to any modification of or amendment to and waiving in writing compliance with any covenant or condition in this Agreement or any other Credit Document or any Default or Event of Default; provided, however, that:

     (a) The Consent of the Purchasers holding Notes issued at the Initial Closing shall not be required in connection with the execution and delivery of the Joinder Agreement and the issuance of Notes and Warrants at the Second Closing in accordance with this Agreement, including the accompanying amendment of this Agreement to make the Purchasers listed on Schedule II to the Joinder Agreement parties hereto and the attachment of such Schedule II as a schedule to this Agreement.

     (b) Without the written consent of such Purchasers as own 100% of the Percentage Interests to be acquired at each Closing, none of the conditions specified in Section 6 shall be amended, waived or modified with respect to such Closing.

     (c) Without the written consent of such Purchasers as own 100% of the Percentage Interests, no amendment to or modification of this Section 15.1 or the definition of "Required Purchasers" shall be made.

     (d) Without the written consent of each Purchaser that is directly affected thereby:

       (i) No reduction shall be made in (A) the amount of principal owing to such Purchaser or (B) the interest rate on such amount owing to such Purchaser.

       (ii) No change shall be made in the stated, scheduled time of payment of any portion of the Credit Obligation owing to such Purchaser or interest thereon or fees relating to any of the foregoing payable to such Purchaser and no waiver shall be made of any Default under Section 10.1.1 with respect to such Purchaser.

     (e) Without the written consent of the Investment Bank, no amendment or modification of this Agreement shall affect the rights or duties of the Investment Bank hereunder.

     (f) Notwithstanding that the consent of all Purchasers may be required in certain circumstances as set forth above, each Purchaser is entitled to vote in such Purchaser's sole discretion on any bankruptcy reorganization plan that affects the Credit Obligations, and each Purchaser acknowledges that section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

  15.2. Course of Dealing; No Implied Waivers. No course of dealing between any Purchaser, on one hand, and the Company or any other Obligor, on the other hand, shall operate as a waiver of any of the Purchasers' rights under this Agreement or any other Credit Document or with respect to the Credit Obligations. In particular, no delay or omission on the part of any Purchaser in exercising any right under this Agreement or any other Credit Document or with respect to the Credit Obligations shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No waiver, consent or amendment with respect to this Agreement or any other Credit Document shall be binding unless it is in writing and signed by the Required Purchasers.

16.  REPRESENTATIVE.

  16.1. Representative's Authority to Act, etc. Each of the Purchasers appoints and authorizes Dialectic Capital Management, LLC to act for the Purchasers as the Purchasers' representative (the "Representative") in connection with the transactions contemplated by this Agreement and the other Credit Documents on the terms set forth herein. All action in connection with the enforcement of, or the exercise of any remedies under, the Credit Obligations and Credit Documents may be taken by the Representative.

  16.2. Reliance on Representative. The Borrower and each Guarantor shall be fully protected in relying upon consents, modifications and amendments executed by the Representative purportedly on the Purchasers' behalf, and in dealing with the Representative as herein provided.

  16.3. Representative's Resignation. The Representative may resign at any time by giving at least 60 days' prior written notice of its intention to do so to each of the Purchasers and the Company and upon the appointment by the Required Purchasers of a successor Representative. If no successor Representative shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Representative's giving of such notice of resignation, then the retiring Representative may appoint a successor Representative which shall be another Purchaser; provided, however, that any Representative, including a successor Representative appointed under this sentence, may be removed upon the written request of the Required Purchasers, which request shall also appoint a successor Representative.
Upon the appointment of a new Representative hereunder, the term "Representative" shall for all purposes of this Agreement thereafter mean such successor. After any retiring Representative's resignation hereunder as Representative, or the removal hereunder of any successor Representative, the provisions of this Agreement shall continue to inure to the benefit of such retiring or removed Representative as to any actions taken or omitted to be taken by it while it was Representative under this Agreement.

  16.4.  Concerning the Representative.

     16.4.1. Standard of Conduct, etc. The Representative and its officers, directors, employees and agents shall be under no liability to any of the Purchasers or to any future holder of any interest in the Credit Obligations for any action or failure to act taken or suffered in the absence of gross negligence and willful misconduct, and any action or failure to act in accordance with an opinion of its counsel shall conclusively be deemed to be in the absence of gross negligence and willful misconduct. The Representative shall in all cases be entitled to rely, and shall be fully protected in relying, on instructions given to the Representative by the Required Purchasers.

     16.4.2. No Implied Duties, etc. The Representative shall have and may exercise such powers as are specifically delegated to the Representative under this Agreement or any other Credit Document together with all other powers incidental thereto. The Representative shall have no implied duties to any Person or any obligation to take any action under this Agreement or any other Credit Document except for action specifically provided for in this Agreement or any other Credit Document to be taken by the Representative.

     16.4.3. Validity, etc. The Representative shall not be responsible to any Purchaser or any future holder of any interest in the Credit Obligations
(a) for the legality, validity, enforceability or effectiveness of this Agreement or any other Credit Document or (b) for any recitals, reports, representations, warranties or statements contained in or made in connection with this Agreement or any other Credit Document.

     16.4.4. Compliance. The Representative shall not be obligated to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any other Credit Document.

    16.5. Indemnification. The Purchasers shall severally indemnify the Representative and its officers, directors, employees, agents, attorneys, accountants, consultants and controlling Persons (to the extent not reimbursed by the Obligors and without limiting the obligation of any of the Obligors to do so), pro rata in accordance with their respective Percentage Interests, from and against any and all liabilities, obligations, damages, penalties, actions, judgments, suits, losses (including accrued and unpaid Representative's fees), costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Representative or such Persons relating to or arising out of this Agreement, any other Credit Document, the transactions contemplated hereby or thereby, or any action taken or omitted by the Representative in connection with any of the foregoing; provided, however, that the foregoing shall not extend to actions or omissions which are determined in a final, nonappealable judgment by a court of competent jurisdiction to have been taken by the Representative with gross negligence or willful misconduct; and provided, further, that the indemnification provided by any Purchaser shall not exceed the principal amount of the Note purchased by such Purchaser.

    16.6. Assumption of Representative's Rights. Notwithstanding anything herein or in any other Credit Document to the contrary, if at any time no Person constitutes the Representative hereunder or the Representative fails to act upon written directions from the Required Purchasers, the Required Purchasers shall be entitled to exercise any power, right or privilege granted to the Representative under any Credit Document and in so acting the Purchasers shall have the same rights, privileges, indemnities and protections provided to the Representative under the Credit Documents.

    17. GENERAL PROVISIONS.

    17.1. Defeasance. When all Credit Obligations have been paid, performed and indefeasibly discharged in full, this Agreement and the other Credit Documents shall terminate. Thereupon, on the Obligors' demand and at their cost and expense, the Purchasers shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement and the other Credit Documents; provided, however, that Sections 11, 13, 16 and 17 shall survive the termination of this Agreement.

    17.2. No Strict Construction. The parties have participated jointly in the negotiation and drafting of this Agreement and the other Credit Documents with counsel sophisticated in financing transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Credit Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the other Credit Documents.

    17.3. Certain Obligor Acknowledgments. Each of the Company and the other Obligors acknowledges that:

    (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

    (b) neither the Investment Bank nor any Purchaser has any fiduciary relationship with or duty to the Obligors arising out of or in connection with this Agreement or any other Credit Document, and the relationship between the Purchasers, on one hand, and the Obligors, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

    (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Obligors and the Purchasers.

    17.4. USA Patriot Act Notice. Each Purchaser hereby notifies the Company that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Purchaser to identify the Company in accordance with the USA Patriot Act, and the Company agrees to provide such information from time to time upon the reasonable request of such Purchaser.

    17.5. Venue; Service of Process; Certain Waivers. Each of the Company, the other Obligors and the Purchasers:

    (a) Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of California and to the nonexclusive jurisdiction of a court located in Los Angeles County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

    (b) Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

    (c) Consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of California and agrees that service of process by registered or certified mail, return receipt requested, at its address specified in or pursuant to Section 14 is reasonably calculated to give actual notice; and

    (d) Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

    17.6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS AND THE PURCHASERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which each of the Purchasers has relied and will rely in entering into this Agreement and any other Credit Document, and that it has reviewed the provisions of this Section with its counsel. Any Purchaser, the Company or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company, the other Obligors and the Purchasers to the waiver of their rights to trial by jury.

    17.7. Dispute Resolution. Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement, any other Credit Document or any supplement or amendment hereto or thereto; or (ii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a "Dispute") shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure ("CCP") and Rules 3.900 et seq. of the California Rules of Court ("CRC"), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)

    (a) The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Los Angeles County Superior Court ("Superior Court") or a retired Justice of the California Court of Appeal or California Supreme Court. Nothing in this section shall be construed to limit the right of Purchasers, pending or after the appointment of the referee, to seek and obtain a temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8).

    (b) Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

    (c) Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee's powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules
3.900 et seq., (i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8), and
(ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys' fees. The Purchasers and the Obligors shall, subject to the referee's power to award costs to the prevailing party, bear equally (as between the Purchasers and the Obligors) the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.

    (d) The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.

    17.8. Survival of Agreements. All covenants, agreements, representations and warranties made in this Agreement and the other Credit Documents or any certificate or instrument delivered to the Purchasers pursuant to or in connection with this Agreement or the other Credit Documents will survive the execution and delivery of this Agreement, the other Credit Documents, and the issuance, sale and delivery of the Notes and the Warrants hereunder.

    17.9. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by any Purchaser on its behalf, and shall survive the execution and delivery to the Purchasers hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed to constitute and original and together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California.

[The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


COMPANY

CALAMP CORP.

By: /s/ Richard Vitelle
       -------------------
       Richard Vitelle
       VP Finance & CFO



GUARANTORS

CALAMP PRODUCTS, INC.

By: /s/ Richard Vitelle
       -------------------
        Richard Vitelle
        Treasurer



DATARADIO CORPORATION

By: /s/ Richard Vitelle
      -------------------
      Richard Vitelle
        Treasurer




PURCHASER

________________________

By:______________________
Name:____________________
Title:_____________________

                                                                Schedule I

                                INITIAL CLOSING PURCHASERS

Purchaser Name                         Notes            Warrants



Dialectic Capital Partners, LP        $590,000             59,000





Dialectic Offshore, LTD               $410,000             41,000






B. Riley & Co. LLC                    $200,000             20,000





B. Riley & Co. Retirement Trust
 Dtd 1/1/99                           $100,000             10,000






Randell Brown                         $200,000             20,000






Michael McConnell                     $100,000             10,000






Frank & Monika Perna Trust            $200,000             20,000






Richard Vitelle                       $100,000             10,000






Lily Wen                               $25,000              2,500






Totals                              $1,925,000            192,500

                                                                 Schedule
2.3.3

                             WIRE TRANSFER INSTRUCTIONS

Square 1 Bank
406 Blackwell Street, Suite 240
Durham, NC   27701

ABA/Routing #  053112615
Account#  10111550
Attn: Loan Processing
For Credit to: CalAmp Corp.

                                                                  Exhibit 2.1
                                     FORM OF NOTE

                                     CALAMP CORP.
                        SUBORDINATED NOTE DUE DECEMBER 22, 2012

$_______________________                                    December 22, 2009

FOR VALUE RECEIVED, the undersigned CalAmp Corp., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 (the "Company"), hereby promises to pay to __________________________________________, a
__________________________ (the "Holder") or its registered assigns the principal amount of __________________________ and No/100ths Dollars ($_____________), together with interest, in the manner provided herein.
This Subordinated Note (the "Note") was issued pursuant to the Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009 by and among the Company, the Domestic Subsidiaries of the Company from time to time party thereto, the Holder and other purchasers of Notes thereunder (as from time to time in effect, the "Purchase Agreement"), and is subject to the provisions of, and entitled to the benefits under, such Purchase Agreement. Except as to those terms otherwise defined in this Note, all capitalized terms used in this Note shall have the respective meanings ascribed to them in the Purchase Agreement.

1. INTEREST.

       1.1. Interest. All amounts outstanding hereunder shall accrue and bear interest from the date hereof at a rate per annum equal the Applicable Rate. The Company shall, on each Payment Date and on any stated or accelerated maturity of this Note, pay the accrued and unpaid interest hereunder.

       "Applicable Rate" means, at any date, the sum of: (a) the rate of twelve percent (12%) per annum plus (b) upon an Event of Default set forth in
Section 10.1.1 of the Purchase Agreement with respect to the payment of principal or interest, an additional two percent (2%) per annum until (1) such Event of Default is no longer continuing or (2) such Event of Default is deemed no longer to exist, in each case pursuant to Section 10.3 of the Purchase Agreement.

       "Banking Day" means any day other than Saturday, Sunday or a day on which banks in Durham, North Carolina are authorized or required by law or other governmental action to close.

       "Event of Default" is defined in the Purchase Agreement.

       "Final Maturity Date" means December 22, 2012.

       "Payment Date" means (a) the last Banking Day of each June and December, beginning on the first such date after the date hereof and (b) the Final Maturity Date.

       1.2. Computations of Interest. For purposes of this Note, interest shall be computed on the basis of a 365-day year for actual days elapsed. If any payment required by this Note becomes due on any day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day. If the due date for any payment of principal is extended as a result of the immediately preceding sentence, interest shall be payable for the time during which payment is extended at the Applicable Rate.

       1.3. Maximum Lawful Interest Rate. This Note is expressly limited so that in no event, including the acceleration of the maturity of the principal amount hereunder, shall the amount paid or agreed to be paid in respect of interest on such principal amount exceed the maximum permissible amount under applicable law. If for any reason the amount in respect of interest required hereunder exceeds such maximum permissible amount, the obligation to pay interest hereunder shall be automatically reduced to such maximum permissible amount.

2. PAYMENT.

       2.1. Payment at Maturity. On the Final Maturity Date or any accelerated maturity of the amounts outstanding under this Note pursuant to the Purchase Agreement, the Company will pay to the Holder an amount equal to the then outstanding principal balance of this Note, together with all accrued and unpaid interest and fees with respect thereto and all other Credit Obligations then outstanding.

       2.2. Mandatory Prepayments. Upon the occurrence of a Change of Control, the Company shall offer to the Holder the right to require the Company to repurchase all or any part of this Note by paying, if the Holder so elects, 102% of the outstanding principal amount thereof along with any and all accrued and unpaid interest with respect thereto and all other Credit Obligations then outstanding due to such Holder in accordance with the terms of the Purchase Agreement.

       2.3. Voluntary Prepayments. From and after December 22, 2010, the Company may prepay all or any portion of the amount outstanding under this Note (in an integral multiple of $1,000, or such lesser amount as is then outstanding), without premium or penalty of any type. The Company shall give the Holder at least five (5) days prior notice of its intention to make a prepayment under this Section 2.3, specifying the date of payment and the total amount to be paid on such date. In connection with any prepayments under this Section 2.3, the Company shall pay to the Holder, together with the principal amount to be prepaid, all accrued and unpaid interest with respect thereto. Notice of prepayment having been given in accordance with this Section 2.3, the amount specified to be prepaid shall become due and payable on the date specified for prepayment.

       2.4. Payments for Purchasers. All payments of principal hereunder shall be made to all Purchasers holding Notes issued under the Purchase Agreement on a pari passu basis in accordance with the Purchasers' respective Percentage Interests in the Credit Obligations so repaid. In the event the Holder of this Note receives payments in excess of the amount required based on its Percentage Interest, then the Holder shall hold in trust all such excess payments for the benefit of the other Purchasers holding Notes and shall pay such amounts held in trust to such other Purchasers upon demand by such other Purchasers.

       2.5. Place of Payment; No Set-off. All payments of the Credit Obligations, including principal and interest under this Note, shall be made directly (a) by check duly mailed or delivered to the Holder (a) at the Holder's address indicated in the Purchase Agreement or to such other address as the Holder may request by written notice to the Company or (b) by wire transfer to an account as the Holder may request by written notice to the Company. All payments of the Credit Obligations, including principal and interest under this Note, shall be made in United States funds without set-off or counterclaim and free and clear of any deductions.

3. SUBORDINATION.

       3.1. Subordination. Notwithstanding any other provisions of this Note or the Purchase Agreement to the contrary, this Note is subject to the following terms and conditions, and by its acceptance of this Note, the Holder of this Note agrees as follows:

              (a). Subject to Section 3.1(b) below, the principal of, and interest on, this Note (and all extensions and renewals thereof and replacements therefor), and all premiums, fees, costs, expenses and all other sums now or hereafter due in connection with the foregoing (including without limitation (i) any obligation of the Company to purchase any of the foregoing and (ii) any present or future indebtedness or obligations of the Subsidiary Guarantors under any present or future guarantee of any of the foregoing in favor of the Holder, whether pursuant to the Guarantee Agreement or otherwise) (collectively, the "Subordinated Debt") is subordinate in right of payment to the payment to SQUARE 1 BANK ("Senior Lender"), in full in immediately available funds, of all present and future indebtedness, liabilities and obligations of Company and the Subsidiary Guarantors to the Senior Lender under, or in connection with, that certain Loan and Security Agreement of substantially even date herewith (as the same may be modified, amended, extended, or restated from time to time, the "Senior Loan Agreement"), and all interest thereon, and all present and future liabilities, guarantees and other obligations of the Company or the Subsidiary Guarantors to Senior Lender in connection therewith, now existing or hereafter arising, including without limitation all liabilities and obligations of Company or any Subsidiary Guarantor relating to letters of credit issued by or at the request of Senior Lender, and any interest accruing after the commencement of any Insolvency Proceeding with respect to Company or any Subsidiary Guarantor (whether or not such interest is recoverable from the Company or such Subsidiary Guarantor or allowable or provable in any such proceeding), costs, expenses, penalties, indemnities, and reimbursement obligations (collectively, the "Senior Debt"). Unless and until all of the Senior Debt has been indefeasibly paid in full, in immediately available funds (after the passage of any relevant preference period) and all obligations of the Senior Lender to make loans or extend other financial accommodations to the Company and the Subsidiary Guarantors under the Senior Loan Agreement have terminated, Holder agrees not to do any of the following, directly or indirectly: ask for, or accept, payment of all or any part of the Subordinated Debt, in immediately available funds or other property or by set-off or in any other manner, or demand, sue for, accelerate the maturity of, or otherwise enforce any of the Subordinated Debt, enforce any guaranty of any of the Subordinated Debt, take, hold or claim any collateral or security for any of the Subordinated Debt, exercise any rights or remedies with respect to the Subordinated Debt, judicially or non-judicially (including without limitation the commencement of any Insolvency Proceeding against the Company or any Subsidiary Guarantor), or attempt to do any of the foregoing; provided that, so long as no "Blockage Period" (as defined below) is in effect, Holder may accept payment of the following amounts on the Subordinated Debt (the "Permitted Payments") and may take action to enforce payment of the same:

                      (i). current monthly payments of accrued interest on the Subordinated Debt; and

                      (ii). [intentionally omitted]

                      (iii). payment of the outstanding principal amount of the Subordinated Debt on or after the Final Maturity Date of December 22, 2012; and

                      (iv). payment with respect to the Company's purchase of this Note following a Change of Control in accordance with the Purchase Agreement.

              (b). The subordination of the Subordinated Debt provided for herein shall only be effective as to Senior Debt in an amount not to exceed the following (the "Maximum Senior Debt Amount"): $16,000,000 in the aggregate. Nothing herein prohibits Senior Lender from permitting the Company and the Subsidiary Guarantors' indebtedness to Senior Lender to exceed the Maximum Senior Debt Amount, but the subordination of the Subordinated Debt provided for herein shall not be effective as to any indebtedness of the Company or any Subsidiary Guarantor to Senior Lender in excess of the Maximum Senior Debt Amount, and any such indebtedness in excess of the Maximum Senior Debt Amount shall not be deemed to be "Senior Debt" for purposes of the provisions of this Section 3.

              (c). As used herein, the following terms have the following meanings:

                      (i). "Blockage Notice" means a written notice from Senior Lender to Dialectic Capital Management LLC, as representative for the Holders (the "Representative"), as provided herein (or to such replacement Representative as shall have been appointed in accordance with the Purchase Agreement and identified in a written notice to Senior Lender), stating that a default or event of default, or an event which, with notice or passage of time or both, would constitute a default or event of default, has occurred under any documents or instruments evidencing or relating to the Senior Debt or would occur as a result of a Permitted Payment proposed to be made by Company or any Subsidiary Guarantor.

                      (ii). "Blockage Period" means a period of time commencing on the date a Blockage Notice is given, and ending on the earlier of:

                             (A). the date the default or event of default
identified in the Blockage Notice has been cured by the Company or any Subsidiary Guarantor or waived in writing by Senior Lender; or

                             (B). 180 days following the date the Blockage
Notice is given; provided that if the default or event of default identified in the Blockage Notice is a failure to make a payment of any Senior Debt to Senior Lender when due, or if, prior to the expiration of such 180-day period, Senior Lender has accelerated the Senior Debt, in whole or in part, or commenced a judicial proceeding or non-judicial action to collect or enforce the Senior Debt or foreclose on any collateral for the Senior Debt, or an Insolvency Proceeding is commenced and is continuing, then the Blockage Period shall be extended until the payment in full in immediately available funds of the Senior Debt.

       Notwithstanding the foregoing, the total of all Blockage Periods may not exceed 180 days in any period of 270 consecutive days, provided that if the default or event of default identified in the Blockage Notice is a failure to make a payment of any Senior Debt to Senior Lender when due, or if, prior to the expiration of such 180-day period, Senior Lender has accelerated the Senior Debt, in whole or in part, or commenced a judicial proceeding or non-judicial action to collect or enforce the Senior Debt or foreclose on any collateral for the Senior Debt, or an Insolvency Proceeding is commenced and is continuing, then the Blockage Period shall be extended until the payment in full in immediately available funds of the Senior Debt.

                      (iii). "Insolvency Proceeding" means any proceeding commenced by or against the Company or any Subsidiary Guarantor under any provision of the United States Bankruptcy Code, as amended, or under any other state, federal or other bankruptcy or insolvency law, now or hereafter in effect, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, readjustment of debt, dissolution or liquidation, or other relief.

                      (iv). With reference to the phrase "immediately available funds", if Senior Lender, in its sole and absolute discretion, accepts notes, securities, or other property or assets in satisfaction of all or part of the Senior Debt (other than notes or other obligations representing extensions or renewals of, or replacements for, the Senior
Debt), then the same will be deemed to be a payment in "immediately available funds" in the amount of the Senior Debt so satisfied, for purposes of this
Section 3.  Nothing herein, however, shall affect the last sentence of
Section 3.1(d).

                      (v). The term "Senior Lender", as used herein, shall include any other institutional lender which hereafter replaces Square 1 Bank as a lender to the Company and the Subsidiary Guarantors under the Senior Loan Agreement.

                      (vi). "Subsidiary Guarantors" means subsidiaries of the Company who have presently guaranteed, or in the future guarantee, any of the Subordinated Debt, and who are, now or in the future, borrowers under the Senior Loan Agreement or guarantors of the Senior Debt.

              (d). Holder agrees that upon any distribution of the assets or readjustment of the indebtedness of the Company or any Subsidiary Guarantor, whether by reason of any Insolvency Proceeding, or any application of the assets of the Company or any Subsidiary Guarantor to the payment or liquidation thereof, Senior Lender shall be entitled to receive payment in full in immediately available funds of all of the Senior Debt prior to the payment of all or any part of the Subordinated Debt, and in order to enable Senior Lender to enforce its rights hereunder in any such action or proceeding, Senior Lender is hereby irrevocably authorized and empowered in its sole discretion (but without any obligation on its part) to make and present for and on behalf of Holder such proofs of claim against the Company or any Subsidiary Guarantor on account of the Subordinated Debt as Senior Lender may deem expedient or proper, if Holder has not filed such proofs of claim at least 10 days before any deadline for filing such proofs of claim, and to vote such proofs of claim in any such proceeding if Holder has not voted such proofs of claim (or provided written notice to the Senior Lender that it intends to do so) at least 5 days before any deadline for such vote, and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of the Senior Debt, and Holder hereby appoints Senior Lender as the attorney in fact of Holder, with full power of substitution, in the name of Holder, for the use and benefit of Senior Lender, to execute, deliver and file all appropriate claims and proofs of claim in any such proceeding (but without liability for any failure to do so) if Holder has not filed such proofs of claim at least 10 days before any deadline for filing such proofs of claim, and to vote Holder's claims in respect of the Subordinated Debt in any such proceeding if Holder has not voted such proofs of claim (or provided written notice to the Senior Lender that it intends to do so) at least 5 days before any deadline for such vote. Holder further agrees to execute and deliver to Senior Lender such assignments or other instruments as may be required by Senior Lender in order to enable Senior Lender to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all and any of the Subordinated Debt. Any amounts received by Holder contrary to the provisions of this Section 3 shall be held in trust by Holder for the benefit of Senior Lender and shall forthwith be paid over to Senior Lender to be applied to the Senior Debt in such order as Senior Lender in its sole discretion shall determine, without limiting any other right of Senior Lender hereunder or otherwise and without otherwise affecting the liability of Holder. Nothing contained in this Section 3 shall, however, prohibit the Holder from receiving equity or debt securities in an Insolvency Proceeding that are subordinated to the Senior Debt on terms at least as favorable to the Senior Lender as the terms provided herein.

              (e). Holder agrees that, in addition to any other rights that Senior Lender may have at law or in equity, Senior Lender may at any time, and from time to time, without the Holder's consent and without notice to the Holder, renew, extend or increase (subject to the Maximum Senior Debt Amount) any of the Senior Debt or that of any other person at any time directly or indirectly liable for the payment of any Senior Debt, accept partial payments of the Senior Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Senior Debt, make loans or advances to the Company or any Subsidiary Guarantor secured in whole or in part by collateral or unsecured or refrain from making any loans or advances to the Company or any Subsidiary Guarantor, change, waive, alter or vary the interest charge on, or any other terms or provisions of the Senior Debt or any present or future instrument, document or agreement between Senior Lender and the Company or any Subsidiary Guarantor, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any collateral, and take any other action or omit to take any other action with respect to the Senior Debt or any collateral as Senior Lender deems necessary or advisable in Senior Lender's sole discretion. Holder waives: (i) any right to require Senior Lender to marshal any assets in favor of the Holder or against or in payment of any or all of the Senior Debt; (ii) any defense arising by reason of any claim or defense based upon an election of remedies by Senior Lender which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes any of the following: (X) the Holder's subrogation rights, (Y) the Holder's rights to proceed against the Company or any Subsidiary Guarantor for reimbursement, and/or (Z) any other rights of the Holder; (iii) notice of acceptance hereof, notice of the creation of any Senior Debt, the giving or extension of any credit by Senior Lender to the Company or any Subsidiary Guarantor, or the taking, waiving or releasing of any security therefor, or the making of any modifications relating to the Senior Debt (subject to the Maximum Senior Debt Amount); and (iv) presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Holder might otherwise be entitled.

              (f). If Holder shall give written notice to the Company of any default or event of default under any document, instrument or agreement evidencing, or relating to any of the Subordinated Debt, Holder shall give Senior Lender a copy of such written notice at the same time Holder gives such notice to the Company.

              (g). In the event of any financing of the Company or any Subsidiary Guarantor by Senior Lender during any Insolvency Proceeding, the Holder agrees that the term "Senior Debt" shall include without limitation all indebtedness, liabilities and obligations incurred in any such proceeding. Holder agrees to take all such actions (at Senior Lender's expense) and execute all such documents in such proceeding as may be reasonably necessary in Senior Lender's good faith business judgment to effectuate the provisions of this Section 3. Without limiting the foregoing, to the extent permitted by law, Holder shall not file any claim, motion or objection in any such proceeding opposing or objecting to any financing of Company or any Subsidiary Guarantor by Senior Lender in such proceeding, if such financing is at a market rate for such financing in an Insolvency Proceeding, or opposing adequate protection for Senior Lender, or relief from the automatic stay for Senior Lender in respect of the collateral of Senior Lender.

              (h). Holder agrees not to contest the validity, perfection, priority or enforceability of the Senior Debt or Senior Lender's security interest in any collateral.

              (i). If Company or any Subsidiary Guarantor wishes to refinance any of the Senior Debt with a new lender, upon Senior Lender's request of Holder, Holder will execute and deliver a subordination agreement with such new lender, on substantially the terms of this Section 3.

              (j). The Holder is presently informed of the financial condition of the Company and the Subsidiary Guarantors and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. The Holder covenants that it will continue to keep itself informed as to the Company and the Subsidiary Guarantors' financial condition and all other circumstances which bear upon the risk of non-payment of the Senior Debt and the Subordinated Debt. The Holder waives any right to require Senior Lender to disclose to it any information which Senior Lender may now or hereafter acquire concerning the Company or any Subsidiary Guarantor.

              (k). If, after payment of the Senior Debt, the Company or any Subsidiary Guarantor thereafter becomes liable to Senior Lender on account of the Senior Debt, or any payment made on the Senior Debt shall for any reason be returned by Senior Lender, by reason of any judgment or order of any court, or any order of any administrative authority, having competent jurisdiction, or any good faith settlement by Senior Lender of any claim, the provisions of this Section 3 shall thereupon in all respects become effective with respect to such subsequent or reinstated Senior Debt, without the necessity of any further act or agreement between Senior Lender and the Holder.

              (l). In the event of any litigation between the Senior Lender and the Holder based upon or arising out of the provisions of this Section 3, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including without limitation reasonable attorneys fees) from the non-prevailing party.

              (m). [intentionally omitted].

              (n). The Senior Lender is a third-party beneficiary of the provisions of this Section 3, and none of the provisions of this Section, nor any other provisions of this Note or the Purchase Agreement, may be changed without the prior written consent of the Senior Lender.

              (o). The provisions of this Section 3 are solely for the purpose of defining the relative rights of the Senior Lender on the one hand and the Holder on the other hand, and such provisions shall not impair, as between the Company, the Guarantors and the Holder, the obligation of the Company or the Guarantors, which is unconditional and absolute, to pay to the Holder the Subordinated Debt and all other amounts in respect thereof, nor shall any such provisions prevent the Holder from exercising all remedies otherwise permitted by applicable law or under the terms of such Subordinated Debt upon and during the continuance of a default thereunder, except to the extent prohibited by this Section 3.

              (p). Any notice or other communication required or permitted to be given to Senior Lender or Representative under this Section 3 hereunder shall be in writing and shall be given by personal delivery, or by certified mail, return receipt requested, or by reputable private delivery service to the parties at the following addresses, or to such address as may be provided by any party to the other parties at the following addresses:


       If to Representative:              Dialectic Capital Management LLC
                                          875 Third Avenue, 15th Floor
                                          New York, NY  10022
                                          Attn:  John Barton

with a copy to the Company:               CalAmp Corp.
                                          1401 N. Rice Avenue
                                          Oxnard, CA 93030
                                          Attn:  Richard Vitelle

       If to Senior Lender:               Square 1 Bank
                                          406 Blackwell Street, Suite 240
                                          Durham, North Carolina  27701
                                          Attn: Mr. Richard Suhl

with a copy to:                           Steven G. Small, Esq.
                                          Levy, Small & Lallas
                                          815 Moraga Drive
                                          Los Angeles, California  90049

Notices shall be deemed given on the date of personal delivery, on the next business day after delivery to the private delivery service, and three business days after the date of mailing, as the case may be.

4. GUARANTEE.

       4.1. Guarantee Agreement. This Note and the Credit Obligations outstanding hereunder and under the other Credit Documents are guaranteed by the Domestic Subsidiaries of the Company as set forth in the Guarantee Agreement dated as of December 22, 2009 (the "Guarantee Agreement").

5. AMENDMENTS, CONSENTS, ETC.

       5.1. Holder Consents for Amendments. This Note, the Purchase Agreement, any other Credit Document and the covenants and conditions thereof may be modified, amended and waived by the Holders in accordance with the procedures set forth in the Purchase Agreement.

6. SUCCESSORS AND ASSIGNS; HOLDER TRANSFERS.

       6.1. Successors and Assigns; Holder Transfers. Any reference in this Note or any other Credit Document to any of the parties hereto or thereto shall be deemed to include the successors and assigns of such party, and all covenants and agreements by or on behalf of the Company, the other Obligors or the Purchasers that are contained in this Note or any other Credit Document shall bind and inure to the benefit of their respective successors and assigns; provided, however, that (a) the Company and its Subsidiaries may not assign their rights or obligations under this Note or any other Credit Document and (b) the Holder shall be entitled to transfer, assign or exchange this Note subject to, and in accordance with, the provisions of the Purchase Agreement. Subject to the provisions of Section 12 of the Purchase Agreement, the Company may treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal and interest on this Note and for all other purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

7. MISCELLANEOUS.

       7.1. References to Purchase Agreement. No reference herein to the Purchase Agreement, and no provision hereof or thereof, shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal hereof and interest hereon at the respective times and places set forth herein and in the Purchase Agreement.

       7.2. Governing Law. This Note, and any issue, claim or proceeding arising out of or relating to this Note or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability.

       7.3. Waiver. The parties hereto, including the Company and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Purchase Agreement, and assent to extensions of time of payment, forbearance or other indulgence without notice.

[The remainder of this page has been left intentionally blank.]

     IN WITNESS WHEREOF, the undersigned has executed this Note effective as of the date and year first above written.



CALAMP CORP.

By:______________________
        Richard Vitelle
        VP Finance & CFO

                                                                 Exhibit 2.2
                               FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE, AND THEY MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (B) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.


                              WARRANT TO PURCHASE
                          COMMON STOCK OF CALAMP CORP.


Warrant No. C-__                                      Dated: December 22,
2009

       FOR VALUE RECEIVED, subject to the terms and conditions herein set forth, _________________________________, or its permitted successors and assigns (collectively, "Warrant Holder") is entitled to purchase from CalAmp Corp., a Delaware corporation (the "Company"), at any time prior to the Expiration Date (as defined below), at a price per share as set forth in
Section 1 hereof (the "Warrant Price"), ______________________________
(____________) fully paid and non-assessable shares of the common stock (the "Common Stock") of the Company, par value $0.01 per share (the "Shares"). This Warrant (this "Warrant") is one of a series of similar warrants issued or to be issued pursuant to that certain Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009 (the "Purchase Agreement") by and among the Company, subsidiaries of the Company from time to time party thereto, the lenders listed on Schedule I thereto and any lenders listed on
Schedule II hereto (as the same may be adopted and incorporated therein pursuant to the Purchase Agreement). All such warrants are referred to herein, collectively, as the "Warrants."

1. Warrant Price. The Warrant Price for each of the Shares purchasable hereunder shall be equal to $4.02, subject to adjustment as provided in
Section 7.

2. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable on December 22, 2012 (the "Expiration Date").

3. No Stockholder Rights. This Warrant shall not entitle Warrant Holder to any of the rights of a stockholder of the Company until such time as Warrant Holder exercises this Warrant.

4. Reservation of Shares. The Company covenants that during the period this Warrant is exercisable it will reserve from its authorized and unissued shares of Common Stock a sufficient number of shares to provide for the issuance of the maximum number of shares of Common Stock issuable upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers to instruct the Company's transfer agent to issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

5. Exercise of Warrant.

       (a). This Warrant may be exercised by Warrant Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, accompanied by an executed copy of the Exercise Form attached hereto as Exhibit B and payment in full of the aggregate Warrant Price for the Shares being purchased upon such exercise. In the event of exercise of this Warrant in compliance with the provisions hereof, certificates for the Shares so purchased shall be delivered to Warrant Holder promptly and, unless this Warrant has been fully exercised or expired, a new Warrant representing that portion of the Shares, if any, with respect to which this Warrant will not then have been exercised, shall be issued to Warrant Holder. The Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and Warrant Holder shall be treated for all purposes as the holder of record of such shares as of the close of business on such date.

       (b). Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the registered Warrant Holder hereof for any issue or transfer tax or other incidental expense with respect to the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the registered holder of this Warrant or in such name or names as may be directed by the registered holder of this Warrant; provided, however, that in the event certificates for the Shares are to be issued in a name other than the name of the registered Warrant Holder of this Warrant, this Warrant, when surrendered for exercise, shall be accompanied by the Assignment Form attached hereto as Exhibit A duly executed by Warrant Holder hereof, and provided further, that any such transfer shall comply with Section 6 hereof.

6. Transfer or Assignment of Warrant.

       (a). This Warrant, and any rights hereunder, may not be assigned or transferred, except as provided herein and in accordance with and subject to the provisions of (i) applicable state securities laws, and (ii) the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (such Act and such rules and regulations being hereinafter collectively referred to as the "Act"). Any purported transfer or assignment made other than in accordance with this Section 7 shall be null and void and of no force and effect.

       (b). This Warrant, and any rights hereunder, may be transferred or assigned only upon receipt by the Company of (i) notice of the proposed transfer or assignment and a detailed statement of the circumstances surrounding the proposed transfer or assignment, and (ii) if reasonably requested by the Company, an opinion of counsel reasonably satisfactory to the Company that (A) the transferee is a person to whom this Warrant may be legally transferred without registration under the Act, and (B) such transfer will not violate any applicable federal or state securities law.

       (c). Any assignment permitted hereunder shall be made by surrender of this Warrant to the Company at its principal office with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, if any. In such event, the Company shall, without charge, execute and deliver a new warrant in the name of the assignee named in such instrument of assignment in the amount so assigned and this Warrant shall be promptly canceled; provided, however, that in the event that Warrant Holder hereof shall assign or transfer less than the full amount of this Warrant, a new warrant evidencing the remaining portion of this Warrant not so assigned or transferred shall be issued in the name of Warrant Holder.

7. Adjustments to Shares.

       (a). If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend or other distribution in Common Stock shall be paid in respect of Common Stock, the Warrant Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Warrant Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Warrant Price in effect immediately prior to such adjustment, by (ii) the Warrant Price in effect immediately after such adjustment.

       (b). If any capital reorganization or reclassification of the capital stock of Company, any consolidation or merger of the Company with another entity, or the sale, lease or exchange of all or substantially all of the Company's assets to another entity shall be effected in such a way that holders of shares of Common Stock of the Company shall be entitled to receive stock, securities or assets with respect to or in exchange for such shares, then, as a condition precedent to such reorganization, reclassification, consolidation, merger, sale, lease or exchange, lawful and adequate provisions shall be made whereby the holder shall thereafter have the right to purchase and receive upon the basis and the terms and conditions specified in this Agreement and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued or payable in such reorganization, reclassification, consolidation, merger, sale, lease or exchange with respect to or in exchange for the number of shares of Common Stock purchasable and receivable upon the exercise of the rights represented hereby had such rights been exercised immediately prior thereto, and in any such case appropriate provision shall be made with respect to the rights and interests of Warrant Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be possible, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such reorganization, recapitalization, consolidation, merger, sale, lease or exchange, unless prior to the consummation thereof the successor entity (if other than Company) resulting from such consolidation or merger or the entity purchasing or leasing such assets or acquiring such surviving or resulting entity shall assume by written instrument, executed and mailed or delivered to Warrant Holder at the last address thereof appearing on the books of the Company, the obligation to deliver to such Warrant Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrant Holder may be entitled to purchase.

       (c). When any adjustment is required to be made in the number of shares of Common Stock purchasable hereunder or the Warrant Price pursuant to this Section 7, the Company shall promptly mail to Warrant Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Warrant Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new warrant identical in tenor and date in lieu of this Warrant.

9. General. This Warrant shall be governed by and interpreted in accordance with the laws of the State of Delaware, except for its principles of conflicts of laws. The headings in this Warrant are for purposes of convenience and reference only and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally, but rather only by an instrument in writing signed by the Company and Warrant Holder. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute in this Warrant. All notices and other communications from the Company to Warrant Holder shall be mailed by prepaid courier or first-class registered or certified mail, postage pre-paid, to the address furnished to the Company in writing by the last holder who shall have furnished an address to the Company in writing.

[The remainder of this page has been left intentionally blank.]

       The Company has caused this Warrant to be executed and delivered by its duly authorized officer as of the date first above written.

COMPANY

CALAMP CORP.
1401 N. Rice Avenue
Oxnard, CA 93030
Attention:  CFO


By:______________________
         Richard Vitelle
         VP Finance & CFO

                                                                 Exhibit A

                                 FORM OF ASSIGNMENT

                  (To be signed only upon assignment of Warrant)


       FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:
_____________________________________________________________________________
_
_____________________________________________________________________________
_
_____________________________________________________________________________
_

 (Name and address of assignee must be printed or typewritten)

_____________ shares of CalAmp Corp. Common Stock purchasable under the within Warrant, hereby irrevocably constituting and appointing
____________________ as Attorney to transfer said Warrant on the books of the Company, with full power of substitution in the premises.


       Dated: _____________



_______________________________
                                                (Signature of Registered
Owner)

                                                                Exhibit B

                                EXERCISE FORM

                      (to be executed only upon exercise of Warrant)


To:   CalAmp Corp.
      1401 N. Rice Avenue
      Oxnard, CA 93030

       The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _____________ shares of the Common Stock, par value $0.01, covered by such Warrant and herewith makes payment of $_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant. The undersigned requests that (1) a certificate for such shares be registered in the name of the undersigned hereinafter set forth and that such certificate be delivered to the undersigned at the address hereinafter set forth, and (2) unless the attached Warrant has been fully exercised or expired, a new Warrant representing that portion of the shares of Common Stock, if any, with respect to which the attached Warrant will not then have been exercised, be issued to the undersigned.


Dated: ____________


Name:     _______________________
Signature _______________________
Address:  _______________________
          _______________________

                                                               Exhibit 2.4.1
                        FORM OF JOINDER AGREEMENT

                            JOINDER AGREEMENT

       This JOINDER AGREEMENT (the "Agreement") is dated as of January ___, 2010 by and among CalAmp Corp., a Delaware corporation whose address is 1401
N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the Domestic Subsidiaries of the Company from time to time party hereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, CalAmp Datacom, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule II hereto.

       REFERENCE IS MADE to the Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009 (the "Purchase Agreement") by and among the Company, the Domestic Subsidiaries of the Company from time to time party thereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule I thereto (the "Initial Closing Purchasers"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in such Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, the Company has issued and sold to the Initial Closing Purchasers, severally, and not jointly, Notes with an aggregate principal amount of One Million Nine Hundred Twenty Five Thousand and No/100ths Dollars ($1,925,000.00) and Warrants to purchase up to an aggregate of 192,500 shares of Common Stock;

WHEREAS, pursuant to the Purchase Agreement, the Company desires to sell and issue to the Purchasers listed on Schedule II hereto, and the Purchasers listed on Schedule II hereto desire to purchase from the Company, severally, and not jointly, Notes with an aggregate principal amount of up to ___________________ No/100ths Dollars ($___________) and Warrants to purchase up to an aggregate of ______________ shares of Common Stock; and

WHEREAS, in furtherance of the foregoing, the parties hereto desire to enter into this Agreement to provide for such purchase and sale to the Purchasers listed on Schedule II hereto and to cause the Purchasers listed on such
Schedule II to join the Purchase Agreement, the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement (collectively, the "Joined Documents");

       NOW, THEREFORE, in consideration of the foregoing and the covenants set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Joinder.

       1.1. Purchase Agreement. The Purchasers listed on Schedule II hereto hereby join the Purchase Agreement as Purchasers with respect to the Second Closing. In furtherance of the foregoing, each such Purchaser listed on
Schedule II hereto shall be entitled to all rights and privileges of a Purchaser thereunder with respect to the Second Closing and hereby severally, and not jointly, agrees to perform the obligations of such a Purchaser. By execution hereof, the parties hereby ratify and confirm all of the terms, conditions and obligations contained in such Purchase Agreement as if set forth in their entirety herein. The Purchase Agreement is hereby amended to provide for the joinder set forth in this Section 1.1 and to attach Schedule II hereto as an additional schedule to such Purchase Agreement.

       1.2. Guarantee Agreement, Non-Guarantor Subordination Agreement and Registration Rights Agreement. From and after the Second Closing, the Purchasers listed on Schedule II hereto hereby join the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement as Purchasers. In furtherance of the foregoing, each such Purchaser listed on Schedule II hereto shall be entitled to all rights and privileges of a Purchaser thereunder and hereby severally, and not jointly, agrees to perform the obligations of such a Purchaser. By execution hereof, the parties hereby ratify and confirm all of the terms, conditions and obligations contained in such Guarantee Agreement, Non-Guarantor Subordination Agreement and Registration Rights Agreement as if set forth in their entirety herein. From and after the Second Closing, each of the Guarantee Agreement, the Non-Guarantor Subordination Agreement and the Registration Rights Agreement is hereby amended to provide for the joinder set forth in this Section 1.2 and to attach Schedule II hereto as an additional schedule to such agreements.

2. Purchase and Sale. Subject to all the terms and conditions of the Purchase Agreement and this Agreement, and so long as no Default exists, on the Second Closing Date, the Company shall issue and sell to the Purchasers listed on Schedule II hereto, and such Purchasers shall purchase from the Company, severally and not jointly, Notes with the principal balances set forth opposite such Purchasers' respective names on such Schedule II at a purchase price equal to 100% of the original principal balance of each Note. In connection with such issuance of Notes, the Company shall issue to such Purchasers, severally and not jointly, Warrants to purchase such number of shares of Common Stock set forth opposite such Purchasers' respective names on Schedule II hereto.
3. Representations and Warranties of the Company and the Guarantors. In order to induce the Purchasers listed on Schedule II hereto to purchase the Notes hereunder, each of the Company and the Guarantors jointly and severally makes the representations and warranties set forth in Section 8 of the Purchase Agreement to such Purchasers, which representations and warranties shall also be true and correct in all material respects as of the Second Closing Date.
4. Representations and Warranties of the Purchasers. In order to induce the Company to sell the Notes and issue the Warrants to the Purchasers listed on
Schedule II hereto, each of the Purchasers, severally and not jointly, makes the representations and warranties set forth in Section 9 of the Purchase Agreement to the Company, which representations and warranties shall also be true and correct as of the Second Closing Date. Without limiting the foregoing, such Purchaser specifically represents and warrants to the Company, severally and not jointly, that:

       4.1. Receipt of Documents. Such Purchaser has received executed copies of all the Joined Documents, including without limitation the Purchase Agreement, and has had the opportunity to ask questions and receive answers from the Company regarding the Company and its Subsidiaries' business, management and financial affairs, the terms and conditions of the offering, the Joined Documents, the Notes and the Warrants, and to obtain additional information necessary to verify any information furnished to such Purchaser or to which such Purchaser had access.

       4.2. Acquisition for Own Account. Such Purchaser is acquiring the Notes and Warrants for such Purchaser's own account for investment only, and not with a view towards or for resale in connection with their distribution in violation of the Securities Act.

       4.3. Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management's, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Notes and Warrants and to protect its own interests in connection with the transactions contemplated in this Agreement and the Joined Documents. Such Purchaser is aware of no publication or any advertisement in connection with the transactions contemplated in this Agreement or the Joined Documents. Such Purchaser has obtained counsel and advice from its own legal, tax, and other advisers in connection with the transactions contemplated by this Agreement and the Joined Documents and is not relying on any such counsel or advice from Company Counsel, the Investment Bank's counsel, the Company or any of its or their representatives.

       4.4. Accredited Investor. Such Purchaser represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

5. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY, THE OTHER OBLIGORS AND THE PURCHASERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE JOINED DOCUMENTS OR ANY OTHER CREDIT DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. Each of the Company and the other Obligors acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which each of the Purchasers has relied and will rely in entering into this Agreement, the Joined Documents and any other Credit Document. Any Purchaser, the Company or any other Obligor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company, the other Obligors and the Purchasers to the waiver of their rights to trial by jury.

6. Dispute Resolution. Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement, the Joined Documents or any supplement or amendment hereto or thereto; or
(ii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a "Dispute") shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure ("CCP") and Rules 3.900 et seq. of the California Rules of Court ("CRC"), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)

              (a). The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Los Angeles County Superior Court ("Superior Court") or a retired Justice of the California Court of Appeal or California Supreme Court. Nothing in this section shall be construed to limit the right of Purchasers, pending or after the appointment of the referee, to seek and obtain a temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8).

              (b). Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

              (c). Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee's powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.900 et seq., (i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP
Section 1281.8), and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys' fees. The Purchasers and the Obligors shall, subject to the referee's power to award costs to the prevailing party, bear equally (as between the Purchasers and the Obligors) the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.

              (d). The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.
7. Interpretation; Governing Law; etc. Time is (and shall be) of the essence in this Agreement and the other Credit Documents. All covenants, agreements, representations and warranties made in this Agreement or any other Credit Document or in certificates delivered pursuant hereto or thereto shall be deemed to have been relied on by each Purchaser, notwithstanding any investigation made by any Purchaser on its behalf, and shall survive the execution and delivery to the Purchasers hereof and thereof. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement, the Joined Documents and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed to constitute and original and together shall constitute one instrument. This Agreement, and any issue, claim or proceeding arising out of or relating to this Agreement, the Joined Documents or any other Credit Document or the conduct of the parties hereto, whether now existing or hereafter arising and whether in contract, tort or otherwise, shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California.

[The remainder of this page has been left intentionally blank.]

       8. IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.
9.
10.
11. COMPANY
12.
13. CALAMP CORP.
14.
15. By:______________________
16.        Richard Vitelle
17.        VP Finance & CFO
18.
19.
20.
21. GUARANTORS
22.
23. CALAMP PRODUCTS, INC.
24.
25. By:______________________
26.         Richard Vitelle
27.         Treasurer
28.
29.
30.
31. DATARADIO CORPORATION
32.
33. By:______________________
34.         Richard Vitelle
35.         Treasurer
36.
37.
38.
39. PURCHASER
40.

41. ________________________
42.
43. By:______________________
44. Name:____________________
45. Title:_____________________
46.
47.
48.

49.
50.

                                                            Schedule II
                               SECOND CLOSING PURCHASERS
51.
52. Purchaser Name and Address
53.
54. Notes
55. Warrants
56.
57.
58.
59.
60.
61.
62.
63.
64.
65.
66.
67.
68.
69.
70.
71.
72.
73.
74.
75.
76.
77.
78.
79.
80.
81.
82.
83. Total
84.
85.

86.

                                                                Exhibit 6.1.4
                          FORM OF REGISTRATION RIGHTS AGREEMENT

                               REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is made as of the 22nd day of December, 2009, by and among CalAmp Corp., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the investors listed on Schedule I hereto (the "Initial Closing Investors") and any investors listed on Schedule II hereto (as the same may be adopted and incorporated herein pursuant to the Purchase Agreement (as such term is defined below)) (the "Second Closing Investors," and together with the Initial Closing Investors, the "Investors").

                                       RECITALS

       WHEREAS, the Company, the Domestic Subsidiaries of the Company and the Initial Closing Investors have entered into a Subordinated Note and Warrant Purchase Agreement dated December 22, 2009 (as in effect from time to time, the "Purchase Agreement") in connection with the issuance and sale by the Company to the Investors of Subordinated Notes due December 22, 2012 (the "Notes") and warrants (the "Warrants") to purchase up to 400,000 shares of the Company's common stock, par value $0.01 per share ("Common Stock");

       WHEREAS, it is a condition to the purchase of such Notes and issuance of such Warrants under the Purchase Agreement that the Company and the Investors enter into this Agreement;

       NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined herein or set forth in this Section 1, capitalized terms shall have the meanings set forth in the Purchase Agreement.

       1.1. "Affiliate" means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including without limitation any general partner, officer, director, or manager of such Person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

       1.2. "Damages" means any loss, damage or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such loss, damage or liability (or any action in respect thereof) arises out of or is based upon
(a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

       1.3. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       1.4. "Excluded Registration" means (a) a registration relating to the sale of securities to employees of the Company or employees of a subsidiary pursuant to a stock option, stock purchase or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

       1.5. "Holder" means any Investor or a permitted transferee of Registrable Securities pursuant to Section 3.1.

       1.6. "Immediate Family Member" means, with respect to any natural person, each of such person's spouse, father, mother, brothers, sisters, aunts, uncles, nieces and nephews and lineal descendants and ancestors.

       1.7. "Person" means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

       1.8. "Required Holders" means, at any time, Holders holding or having the right to acquire in the aggregate over fifty percent (50%) of the Registrable Securities then outstanding

       1.9. "Registrable Securities" means (a) the Warrant Shares and (b) any Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the Warrant Shares; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not transferred pursuant to Section 3.1, and excluding any shares for which registration rights have terminated pursuant to Section 2.9 of this Agreement.

       1.10. "SEC" means the Securities and Exchange Commission.

       1.11. "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       1.12. "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for a Holder.

       1.13. "Warrant Shares" means the shares of Common Stock issued or issuable upon exercise of the Warrants.

2. Registration Rights.  The Company covenants and agrees as follows:

       2.1. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly (but not later than thirty (30) days before the anticipated date of filing such registration statement) give the Holders notice of such registration. Upon the request of a Holder given within fifteen (15) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.2, cause to be registered all of the Registrable Securities that such Holder has requested to be included in such registration. The Company shall have the right to terminate, withdraw or delay any registration initiated by it under this Section 2.1 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

       2.2. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock pursuant to Section 2.1, the Company shall not be required to include any of a Holder's Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering; provided, however, that any exclusion from the number of securities included in such offering shall be undertaken (a) first, to exclude securities held by stockholders other than the Holders and EchoStar Technologies Corporation, a Texas corporation (if any) and (b) second, if further exclusion is required, to exclude Registrable Securities held by the Holders pro rata among the Holders in accordance with the number of Registrable Securities that such Holders are requesting be included. All Registrable Securities excluded from any registration as a result of the underwriter's cutback provisions in this
Section 2.2 may not be publicly offered or sold for a period reasonably required by the underwriter(s) as necessary in order to effect such offering (not to exceed a period beginning 30 days prior to the effective date of such registration statement and ending 90 days after such effective date).

       2.3. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a). Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon request of the Holders, keep such registration statement effective for a period of one hundred twenty (120) days or, if earlier, until the disposition contemplated in the registration statement has been completed.

              (b). Prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement.

              (c). Furnish to the selling Holders such number of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate their disposition of their Registrable Securities.

              (d). Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

              (e). In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering.

              (f). Use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

              (g). Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

              (h). Promptly make available for inspection by each Holder and any attorney or accountant or other agent retained by such Holder, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by such Holder or any such attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

              (i). Notify the selling Holders, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

              (j). After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

       2.4. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of a Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder's Registrable Securities.

       2.5. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, shall be borne and paid by the Company. All Selling Expenses relating to Registrable Securities of a Holder registered pursuant to this Section 2 shall be borne and paid by such Holder.

       2.6. Delay of Registration. The Holders shall have no right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

       2.7. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

              (a). To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the Securities Act) for such Holder, and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to such Holder and each such underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder or such underwriter, controlling Person or other aforementioned Person expressly for use in connection with such registration.

              (b). To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any controlling Person of any such underwriter, any other Holder, and the partners, members, officers, directors, and stockholders of such other Holder, legal counsel and accountants for such other Holder, and each Person, if any, who controls such other Holder within the meaning of the Securities Act or the Exchange Act, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and such Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amount paid by such Holder under this Section 2.7(b) exceed the proceeds from the offering received by such Holder.

              (c). Promptly after receipt by an indemnified party under this
Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, except to the extent that such failure materially prejudices the indemnifying party's ability to defend such action.

              (d). To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions or other actions that resulted in such loss, claim, damage, liability or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) each Holder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder's liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by such Holder pursuant to
Section 2.7(b), exceed the proceeds from the offering received by such Holder.

              (e). Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f). Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and the Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

       2.8. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Holders, enter into any agreement with any holder or prospective holder of any securities of the Company other than the Holders that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included or allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

       2.9. Termination of Registration Rights. The right of the Holders to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate when all of the Holders' Registrable Securities could be sold without restriction (including, without limitation, holding periods and information requirements) under Rule 144(b) promulgated by the SEC under the Securities Act. The Company agrees to furnish to any Holder, upon reasonable request and for so long as such Holder owns any Registrable Securities and the reporting requirements of Rule 144 under the Securities Act are applicable in order for such Holder to sell any of the Registrable Securities pursuant to Rule 144(b) of the Securities Act, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act. In addition to the foregoing, the Company will cooperate reasonably with a Holder in securing the removal by the Company's transfer agent of any restrictive legend on the stock certificate in respect of the Registrable Shares once such restriction is no longer applicable.

3. Miscellaneous.

       3.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that is an Affiliate of such Holder, an Immediate Family Member of such Holder or a trust for the benefit of such Immediate Family Member; provided, however, that (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (b) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement shall inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

       3.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

       3.3. Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile (or other electronic transmission) signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

       3.5. Notices. All notices required or permitted under this Agreement shall be in writing to the other party and shall be delivered in person, by facsimile, by overnight mail, or by registered or certified mail, to the parties at the following addresses and facsimile numbers:

If to the Company:

      CalAmp Corp.
      1401 N. Rice Avenue
      Oxnard, California 93030
      Attn:	CEO
      Facsimile No.: 805-482-5842

With a copy to:

      Gibson, Dunn & Crutcher LLP
      333 S. Grand Avenue
      Los Angeles, California 90071
      Attn:	Peter Wardle
      Facsimile No.: 213-229-7242

    If to a Holder:

To it at its address listed on Schedule I or Schedule II hereto (as applicable).

       3.6. Amendment, Termination or Waiver. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company and the Required Holders; provided, however, that no Holder shall, without its consent, be adversely affected by any such amendment in any manner in which the other Holders are not similarly adversely affected. No waiver of any provision of this Agreement nor consent to any departure therefrom by any party shall be effective unless the same shall be in writing and signed by the Company, with respect to any waiver or consent requested by a Holder, and by the Required Holders, with respect to any waiver or consent requested by the Company; provided, however, that no Holder shall, without its consent, be adversely affected by any such waiver or consent in any manner in which the other Holders are not similarly adversely affected. In either case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall, except as expressly provided in this Agreement, impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.

       3.7. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

       3.8. Entire Agreement. This Agreement, together with the Credit Documents, constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

       3.9. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

[The remainder of this page has been left intentionally blank.]


       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year herein above first written.

COMPANY

CALAMP CORP.

By:______________________
         Richard Vitelle
         VP Finance & CFO





INVESTOR

________________________

By:______________________
Name:____________________
Title:_____________________

                                                         Exhibit 6.1.5(a)
                           FORM OF GUARANTEE AGREEMENT
                              GUARANTEE AGREEMENT

This Guarantee Agreement (the "Agreement") is dated as of December 22, 2009 by and among CalAmp Corp., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the Domestic Subsidiaries of the Company from time to time party hereto, including CalAmp Products, Inc., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and Dataradio Corporation, a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030, and the Purchasers listed on Schedule I hereto.

87. Reference to Purchase Agreement; Definitions; Certain Rules of Construction. Reference is made to the Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009, as from time to time in effect (the "Purchase Agreement"), among the Company, the Domestic Subsidiaries of the Company from time to time party thereto and the Purchasers. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined.

"Agreement" means this Guarantee Agreement as from time to time in effect. "Obligors" means the Company and the Subsidiaries of the Company party hereto from time to time.

88. Guarantee.

Guarantee of Credit Obligations. Each Guarantor unconditionally guarantees that the Credit Obligations will be performed and paid in full in cash when due and payable, whether at the stated or accelerated maturity thereof or otherwise, this guarantee being a guarantee of payment and not of collectability and being absolute and in no way conditional or contingent.
In the event any part of the Credit Obligations shall not have been so paid in full when due and payable, each Guarantor will, immediately upon notice by the Required Purchasers or, without notice, immediately upon the occurrence of a Bankruptcy Default, pay or cause to be paid to the Purchasers in accordance with the Purchasers' respective Percentage Interests therein the amount of such Credit Obligations which are then due and payable and unpaid. The obligations of each Guarantor hereunder shall not be affected by the invalidity, unenforceability or irrecoverability of any of the Credit Obligations as against the Company, any other Obligor, any other guarantor thereof or any other Person. For purposes hereof, the Credit Obligations shall be due and payable when and as the same shall be due and payable under the terms of the Purchase Agreement, the Notes or any other Credit Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.

Continuing Obligation. Each Guarantor acknowledges that the Purchasers have entered into the Purchase Agreement (and, to the extent that the Purchasers may enter into any future Credit Document, will have entered into such agreement) in reliance on this Section 2 being a continuing irrevocable agreement, and such Guarantor agrees that its guarantee may not be revoked in whole or in part. Subject to the terms of Section 2.11, the obligations of the Guarantors hereunder shall terminate when all of the Credit Obligations have been indefeasibly paid in full in cash and discharged; provided, however, that:

if a claim is made upon the Purchasers at any time for repayment or recovery of any amounts or any property received by the Purchasers from any source on account of any of the Credit Obligations and the Purchasers repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Purchasers) or if the Purchasers become liable for any part of such claim by reason of (i) any judgment or order of any court or administrative authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Guarantors shall remain liable under this Agreement for the amounts so repaid or property so returned or the amounts for which the Purchasers become liable (such amounts being deemed part of the Credit Obligations) to the same extent as if such amounts or property had never been received by the Purchasers, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Credit Obligations. Not later than five days after receipt of notice from the Required Purchasers, the Guarantors shall pay to such Purchasers an amount equal to the amount of such repayment or return for which such Purchasers have so become liable.
Payments hereunder by a Guarantor may be required by the Required Purchasers on any number of occasions.

Waivers with Respect to Credit Obligations. Except to the extent expressly required by the Purchase Agreement or any other Credit Document, each Guarantor waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

presentment, demand for payment and protest of nonpayment of any of the Credit Obligations, and notice of protest, dishonor or nonperformance;

notice of acceptance of this guarantee and notice that credit has been extended in reliance on such Guarantor's guarantee of the Credit Obligations;

notice of any Default or of any inability to enforce performance of the obligations of the Company or any other Person with respect to any Credit Document or notice of any acceleration of maturity of any Credit Obligations;

demand for performance or observance of, and any enforcement of any provision of the Purchase Agreement, the Notes, the Credit Obligations or any other Credit Document or any pursuit or exhaustion of rights or remedies against the Company or any other Person in respect of the Credit Obligations or any requirement of diligence or promptness on the part of the Purchasers in connection with any of the foregoing;

any act or omission on the part of the Purchasers which may impair or prejudice the rights of such Guarantor, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Company or any other Person, or otherwise operate as a deemed release or discharge;

any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

any "single action" or "antideficiency" law which would otherwise prevent the Purchasers from bringing any action, including any claim for a deficiency, against such Guarantor before or after the Purchasers' commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by the Purchasers;

all demands and notices of every kind with respect to the foregoing; and

to the extent not referred to above, all defenses (other than payment) which the Company may now or hereafter have to the payment of the Credit Obligations, together with all suretyship defenses, which could otherwise be asserted by such Guarantor.

Each Guarantor represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 2.3.

No delay or omission on the part of the Purchasers in exercising any right under any Credit Document or under any other guarantee of the Credit Obligations shall operate as a waiver or relinquishment of such right. No action which the Purchasers or the Company or any other Obligor may take or refrain from taking with respect to the Credit Obligations shall affect the provisions of this Agreement or the obligations of each Guarantor hereunder. None of the Purchasers' rights shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any other Obligor, or by any noncompliance by the Company or any other Obligor with any Credit Document, regardless of any knowledge thereof which the Purchasers may have or otherwise be charged with.

Purchasers' Power to Waive, etc. Each Guarantor grants to the Purchasers full power in their discretion, without notice to or consent of such Guarantor, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of such Guarantor under its guarantee hereunder:

To waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, the Purchase Agreement, the Notes, any other Credit Document, the Credit Obligations or any guarantee thereof (each as from time to time in effect);

To grant any extensions of the Credit Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Obligors or any other Person in respect of the Credit Obligations, whether or not rights against such Guarantor under this Agreement are reserved in connection therewith;

To collect or liquidate or realize upon any of the Credit Obligations in any manner or to refrain from collecting upon any of the Credit Obligations; and

To extend credit under the Purchase Agreement, the Notes, any other Credit Document or otherwise in such amount as the Purchasers may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Obligors (financial or otherwise, on an individual or Consolidated basis) may have deteriorated since the date hereof.

Information Regarding the Company, etc. Each Guarantor has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and is fully satisfied that it understands all such risks. Each Guarantor waives any obligation which may now or hereafter exist on the part of the Purchasers to inform it of the risks being undertaken by entering into this Agreement or of any changes in such risks and, from and after the date hereof, each Guarantor undertakes to keep itself informed of such risks and any changes therein. Each Guarantor expressly waives any duty which may now or hereafter exist on the part of the Purchasers to disclose to such Guarantor any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Company and its Affiliates or their properties or management, whether now or hereafter known by the Purchasers. Each Guarantor represents, warrants and agrees that it assumes sole responsibility for obtaining from the Company all information concerning the Purchase Agreement, the Notes and all other Credit Documents and all other information as to the Company and its Affiliates or their properties or management as such Guarantor deems necessary or desirable.

Certain Guarantor Representations.  Each Guarantor represents that:

it is in its best interest and in pursuit of the purposes for which it was organized as an integral part of the business conducted and proposed to be conducted by the Company and its Subsidiaries, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by them, to induce the Purchasers to enter into the Purchase Agreement and to extend credit to the Company by making the Guarantee contemplated by this Section 2;

the credit raised by issuance of the Notes will directly or indirectly inure to its benefit;

by virtue of the foregoing it is receiving at least reasonably equivalent value from the Purchasers for its Guarantee;

it will not be rendered insolvent as a result of entering into this Agreement;
after giving effect to the transactions contemplated by this Agreement, it will have assets having a fair saleable value (on a going concern basis, and taking into account any right of contribution due from the Company and any other Guarantor) in excess of the amount required to pay its probable liability on its existing debts as such debts become absolute and matured;

it has, and will have, access to adequate capital for the conduct of its business;

it has the ability to pay its debts from time to time incurred in connection therewith as such debts mature; and

it has been advised that the Purchasers are unwilling to enter into the Purchase Agreement unless the Guarantee contemplated by this Section 2 is given by it.

Subrogation. Each Guarantor agrees that, until the Credit Obligations are paid in full, it will not exercise any right of reimbursement, subrogation, contribution, offset or other claims against the Company or any other Obligor arising by contract or operation of law in connection with any payment made or required to be made by such Guarantor under this Agreement. After the payment in full of the Credit Obligations, each Guarantor shall be entitled to exercise against the Company and the other Obligors all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.

Subordination. Each Guarantor covenants and agrees that all Indebtedness, claims and liabilities now or hereafter owing by the Company or any other Obligor to such Guarantor, whether arising hereunder or otherwise, are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness, claim or liability will be made or received while any Event of Default exists and the Required Purchasers so elect. If, notwithstanding the foregoing, any payment with respect to any such Indebtedness, claim or liability is received by any Guarantor in contravention of this Agreement, such payment shall be held in trust for the benefit of the Purchasers and promptly turned over to it in the original form received by such Guarantor.

Future Subsidiaries; Further Assurances. The Company will from time to time cause (a) any present Wholly Owned Subsidiary that is a Domestic Subsidiary that is not a Guarantor within 30 days after notice from the Required Purchasers or (b) any future Wholly Owned Subsidiary that is a Domestic Subsidiary within 30 days after any such Person becomes a Wholly Owned Subsidiary, to join this Agreement as a Guarantor pursuant to a joinder agreement in form and substance reasonably satisfactory to the Required Purchasers. Each Guarantor will, promptly upon the request of the Required Purchasers from time to time, execute, acknowledge and deliver, and file and record, all such instruments, and take all such action, as the Required Purchasers deem reasonably necessary or advisable to carry out the intent and purpose of this Section 2.

Contribution Among Guarantors. The Guarantors agree that, as among themselves in their capacity as guarantors of the Credit Obligations, the ultimate responsibility for repayment of the Credit Obligations, in the event that the Company fails to pay when due its Credit Obligations, shall be equitably apportioned, to the extent consistent with the Credit Documents, among the respective Guarantors (a) in the proportion that each, in its capacity as a guarantor, has benefited from the extensions of credit to the Company by the Purchasers under the Purchase Agreement, or (b) if such equitable apportionment cannot reasonably be determined or agreed upon among the affected Guarantors, in proportion to their respective net worths determined on or about the date hereof (or such later date as such Guarantor becomes party hereto). In the event that any Guarantor, in its capacity as a guarantor, pays an amount with respect to the Credit Obligations in excess of its proportionate share as set forth in this Section 2.10, each other Guarantor shall, to the extent consistent with the Credit Documents, make a contribution payment to such Guarantor in an amount such that the aggregate amount paid by each Guarantor reflects its proportionate share of the Credit Obligations. In the event of any default by any Guarantor under this Section 2.10, each other Guarantor will bear, to the extent consistent with the Credit Documents, its proportionate share of the defaulting Guarantor's obligation under this Section 2.10. This Section 2.10 is intended to set forth only the rights and obligations of the Guarantors among themselves and shall not in any way affect the obligations of any Guarantor to the Purchasers under the Credit Documents (which obligations shall at all times constitute the joint and several obligations of all the Guarantors).

Release of Guarantee.  In addition to a release of a Guarantor pursuant to
Section 2.2, this Guarantee shall be automatically released with respect to a Guarantor upon (a) the sale of all of the outstanding stock of such Guarantor in accordance with Section 7.5.3 of the Purchase Agreement where such Guarantor is no longer a Domestic Subsidiary of the Company after giving effect to such sale or (b) the merger of such Guarantor into the Company or another Guarantor where the Company or such other Guarantor is the surviving corporation to the merger, as permitted by Section 7.5.2 of the Purchase Agreement.

89. Joinder Agreement. The parties acknowledge and agree that from and after the Second Closing, this Agreement shall be automatically amended to provide for the joinder to this Agreement of the Purchasers listed on Schedule II to the Joinder Agreement and that such Purchasers shall thenceforth be Purchasers for all purposes of this Agreement.

90. General. Addresses for notices, consent to jurisdiction, jury trial waiver, defeasance and numerous other provisions applicable to this Agreement are contained in the Purchase Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provision shall be modified so as to be enforceable to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement may be executed in any number of counterparts, by original or facsimile signature, each of which shall be deemed to constitute and original and together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of California.

[The remainder of this page has been left intentionally blank.]


       IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


COMPANY

CALAMP CORP.

By:______________________
         Richard Vitelle
         VP Finance & CFO



GUARANTORS

CALAMP PRODUCTS, INC.

By:______________________
        Richard Vitelle
        Treasurer



DATARADIO CORPORATION

By:______________________
        Richard Vitelle
        Treasurer




PURCHASER

________________________

By:______________________
Name:____________________
Title:_____________________

                                                          Exhibit 6.1.5(b)
                   FORM OF NON-GUARANTOR SUBORDINATION AGREEMENT
                  NON-GUARANTOR SUBSIDIARY SUBORDINATION AGREEMENT

This Non-Guarantor Subsidiary Subordination Agreement (the "Agreement") is dated as of December 22, 2009 by and among CalAmp Corp., a Delaware corporation whose address is 1401 N. Rice Avenue, Oxnard, CA 93030 (the "Company"), the Foreign Subsidiaries of the Company from time to time party hereto, including California Amplifier SARL, a French corporation, and the Purchasers listed on Schedule I hereto.

1. Reference to Purchase Agreement; Definitions; Certain Rules of Construction. Reference is made to the Subordinated Note and Warrant Purchase Agreement dated as of December 22, 2009, as from time to time in effect (the "Purchase Agreement"), among the Company, the Domestic Subsidiaries of the Company from time to time party thereto and the Purchasers. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain other capitalized terms are used in this Agreement as specifically defined below in this Section 1.

       1.1. "Agreement" means this Non-Guarantor Subsidiary Subordination Agreement as amended, modified and from time to time in effect.

       1.2. "Junior Creditor" means each of the Company's Foreign
Subsidiaries party hereto from time to time and its successors and assigns.

2. Subordination Covenants. Each Junior Creditor covenants and agrees that all Indebtedness now or hereafter owing by the Company or any other Obligor to such Junior Creditor, whether arising hereunder or otherwise, are subordinated to the prior payment in full of the Credit Obligations and are so subordinated as a claim against such Obligor or any of its assets, whether such claim be in the ordinary course of business or in the event of voluntary or involuntary liquidation, dissolution, insolvency or bankruptcy, so that no payment with respect to any such Indebtedness will be made or received while any Event of Default exists. If notwithstanding the foregoing any payment with respect to any such Indebtedness is received by any Junior Creditor in contravention of this Agreement, such payment shall be held in trust for the benefit of the Purchasers and promptly turned over to it in the original form received by such Junior Creditor.

3. Further Assurances. Each of the Junior Creditors covenants to execute and deliver to the Purchasers such further instruments and to take such further action as the Purchasers may at any time or times reasonably request in order to carry out this Agreement.

4. Representation; Covenants. The Company represents and warrants to the Purchasers that as of the date hereof there is no outstanding Indebtedness owed by the Company to CalAmp Northstar Holdings, Inc., a Canadian corporation, or Dataradio, Inc., a Canadian corporation. In the event any such Indebtedness owed by the Company arises after the date hereof, the Company covenants and agrees to promptly cause such entities, and any other Foreign Subsidiaries to which the Company owes such Indebtedness but which are not already a party hereto, to execute this Agreement and agree to be bound by the subordination provisions set forth herein.

5. Venue; Service of Process.  The Purchasers, the Company and each Junior
Creditor:

       5.1. Irrevocably submits to the nonexclusive jurisdiction of the state courts of the State of California and to the nonexclusive jurisdiction of a court located in Los Angeles County, California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other Credit Document or the subject matter hereof or thereof;

       5.2. Waives to the extent not prohibited by applicable law that cannot be waived, and agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding brought in any of the above-named courts, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that such proceeding is brought in an inconvenient forum, that the venue of such proceeding is improper, or that this Agreement or any other Credit Document, or the subject matter hereof or thereof, may not be enforced in or by such court;

       5.3. Consents to service of process in any such proceeding in any manner at the time permitted by the laws of the State of California and agrees that service of process by registered or certified mail, return receipt requested, at it as set forth in Section 6 hereof is reasonably calculated to give actual notice; and

       5.4. Waives to the extent not prohibited by applicable law that cannot be waived any right it may have to claim or recover in any such proceeding any special, exemplary, punitive or consequential damages.

6. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BT APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE COMPANY, THE JUNIOR CREDITORS AND THE PURCHASERS WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE PURCHASE AGREEMENT OR ANY OTHER CREDIT DOCUMENT OR THE CONDUCT OF THE PARTIES HERETO OR THERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE. The Company and each of the Junior Creditors acknowledges that it has been informed by the Purchasers that the foregoing sentence constitutes a material inducement upon which each of the Purchasers has relied, is relying and will rely in entering into the Purchase Agreement and any other Credit Document, and that it has reviewed the provisions of this Section with its counsel. Any Purchaser, the Company or any Junior Creditor may file an original counterpart or a copy of this Agreement with any court as written evidence of the consent of the Company, such Junior Creditor and the Purchasers to the waiver of the right to trial by jury.

7. Dispute Resolution. Any controversy, dispute or claim between the parties based upon, arising out of, or in any way relating to: (i) this Agreement, the Purchase Agreement or any other Credit Document or any supplement or amendment hereto or thereto; or (ii) any breach, conduct, acts or omissions of any of the parties hereto or any of their respective directors, officers, employees, agents, attorneys or any other person affiliated with or representing any of the parties hereto; in each of the foregoing cases, whether sounding in contract or tort or otherwise (a "Dispute") shall be resolved exclusively by judicial reference in accordance with Sections 638 et seq. of the California Code of Civil Procedure ("CCP") and Rules 3.900 et seq. of the California Rules of Court ("CRC"), subject to the following terms and conditions. (All references in this section to provisions of the CCP and/or CRC shall be deemed to include any and all successor provisions.)

              (a). The reference shall be a consensual general reference pursuant to CCP Sections 638 and 644(a). Unless the parties otherwise agree in writing, the reference shall be to a single referee. The referee shall be a retired Judge of the Los Angeles County Superior Court ("Superior Court") or a retired Justice of the California Court of Appeal or California Supreme Court. Nothing in this section shall be construed to limit the right of Purchasers, pending or after the appointment of the referee, to seek and obtain a temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8).

              (b). Within fifteen (15) days after a party gives written notice in accordance with this Agreement to all other parties to a Dispute that the Dispute exists, all parties to the Dispute shall attempt to agree on the individual to be appointed as referee. If the parties are unable to agree on the individual to be appointed as referee, the referee shall be appointed, upon noticed motion or ex parte application by any party, by the Superior Court in accordance with CCP Section 640, subject to all rights of the parties to challenge or object to the appointment, including without limitation the right to peremptory challenge under CCP Section 170.6. If the referee (or any successor referee) appointed by the Superior Court is unable, or at any time becomes unable, to serve as referee in the Dispute, the Superior Court shall appoint a new referee as agreed to by the parties or, if the parties cannot agree, in accordance with CCP Section 640, which new referee shall then have the same powers, and be subject to the same terms and conditions, as the predecessor referee.

              (c). Venue for all proceedings before the referee, and for any Superior Court proceeding for the appointment of the referee, shall be exclusively within the County of Los Angeles, State of California. The referee shall have the exclusive power to determine whether a Dispute is subject to judicial reference pursuant to this section. Trial, and all proceedings and hearings on dispositive motions, conducted before the referee shall be conducted in the presence of, and shall be transcribed by, a court reporter, unless otherwise agreed in writing by all parties to the proceeding. The referee shall issue a written statement of decision, which shall be subject to objections of the parties pursuant to CRC Rule 3.1590 as if the statement of decision were issued by the Superior Court. The referee's powers include, in addition to those set forth in CCP Sections 638, et seq., and CRC Rules 3.900 et seq., (i) the power to grant provisional relief, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP
Section 1281.8), and (ii) the power to hear and resolve all post-trial matters in connection with the Dispute that would otherwise be determined by the Superior Court, including without limitation motions for new trial, reconsideration, to vacate judgment, to stay execution or enforcement, to tax costs, and/or for attorneys' fees. The Purchasers and the Obligors shall, subject to the referee's power to award costs to the prevailing party, bear equally (as between the Purchasers and the Obligors) the costs of the reference proceeding, including without limitation the fees and costs of the referee and the court reporter.

              (d). The parties acknowledge and agree that (i) the referee alone shall determine all issues of fact and/or law in the Dispute, without a jury (subject, however, to the right of a party, pending or after the appointment of the referee, to seek and obtain provisional relief from the Superior Court or such referee, including without limitation, writ of attachment, writ of possession, appointment of a receiver, temporary restraining order and/or preliminary injunction, or other "provisional remedy" (as such term is defined in CCP Section 1281.8)), (ii) the referee does not have the power to empanel a jury, (iii) the Superior Court shall enter judgment on the decision of the referee pursuant to CCP Section 644(a) as if the decision were issued by the Superior Court, (iv) the decision of the referee shall not be subject to review by the Superior Court, and (v) the decision of the referee, once entered as a judgment by the Superior Court, shall be binding, final and conclusive, shall have the full force and effect of a judgment of the Superior Court, and shall be subject to appeal to the same extent as a judgment of the Superior Court.
8. Notices. Except as otherwise specified in this Agreement, any notice required to be given pursuant to this Agreement shall be given in writing. Any notice, demand or other communication in connection with this Agreement shall be deemed to be given if given in writing (including telex, telecopy or similar teletransmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (i) actually delivered in fully legible form to such address (evidenced in the case of a telex by receipt of the correct answerback) or (ii) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the mails, with first-class postage prepaid and registered or certified.

       If to the Company, to it at its address set forth on its signature
page of this                       Agreement.

       If to any Junior Creditor, to it at its address set forth on its signature page of this Agreement.

       If to any Purchaser, to it at its address set forth on Schedule I hereto or Schedule II hereto, as applicable.

9. Joinder Agreement. The parties acknowledge and agree that from and after the Second Closing, this Agreement shall be automatically amended to provide for the joinder to this Agreement of the Purchasers listed on Schedule II to the Joinder Agreement and that such Purchasers shall thenceforth be Purchasers for all purposes of this Agreement.

10. General. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof, and any invalid or unenforceable provisions hall be modified so as to be enforced to the maximum extent of its validity or enforceability. The headings in this Agreement are for convenience of reference only and shall not limit, alter or otherwise affect the meaning hereof. This Agreement and the other Credit Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral. This Agreement is a Credit Document and may be executed by facsimile in any number of counterparts, each of which shall be deemed to constitute an original and all of which together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of State of California

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       IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date and year first above written.


COMPANY

CALAMP CORP.

By:______________________
         Richard Vitelle
         VP Finance & CFO



FOREIGN SUBSIDIARY

CALIFORNIA AMPLIFIER SARL

By:______________________
        John Bates
        Gerant / CEO






PURCHASER

________________________

By:______________________
Name:____________________
Title:_____________________